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                                                                   EXHIBIT 10.19


                      INTERNATIONAL DISTRIBUTION AGREEMENT


                                     BETWEEN

                            CARDIOGENESIS CORPORATION

                                       AND

                          BOSTON SCIENTIFIC CORPORATION




                                JANUARY 22, 1997







**CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT. CONFIDENTIAL PORTIONS (DESIGNATED BY [ ** ]) HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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BACKGROUND 1

TERMS AND CONDITIONS 1

1.         DEFINITIONS.....................................................................................................1

           1.1       Definitions Relating to Financial Matters.............................................................1

                     1.1.1     "dollars" or "$"............................................................................1
                     1.1.2     [          **          ]....................................................................1
                     1.1.3     "Average Sales Price" or "ASP"..............................................................1
                     1.1.4     "BSC Gross Margin"..........................................................................2
                     1.1.5     "Company Hardware Unit Cost"................................................................2
                     1.1.6     "Self-Covered Warranty Costs"...............................................................2

           1.2       Definitions Relating to Technology....................................................................3

                     1.2.1     "Designated Use"............................................................................3
                     1.2.2     "TMR".......................................................................................3
                     1.2.3     "ITMR"(TM)..................................................................................3
                     1.2.4     "TTMR"(TM)..................................................................................3
                     1.2.5     "PMR"(TM)...................................................................................3

           1.3       Definitions Relating to Products......................................................................3

                     1.3.1     "Hardware Unit" or "Hardware Units".........................................................3
                     1.3.2     "Disposable" or "Disposables"...............................................................3
                     1.3.3     "System"....................................................................................3
                     1.3.4     "Parts".....................................................................................3
                     1.3.5     "Products"..................................................................................4
                     1.3.6     "Other Products"............................................................................4
                     1.3.7     "End-User"..................................................................................4
                     1.3.8     "Existing Third-Party End-User".............................................................4
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           1.4       Definitions Relating to Term of This Agreement........................................................4

                     1.4.1     "Contract Year".............................................................................4
                     1.4.2     "European Regulatory Approval Date".........................................................4

           1.5       Definitions Relating to Territory.....................................................................4

                     1.5.1     "Territory".................................................................................4
                     1.5.2     "Europe"....................................................................................5
                     1.5.3     "EU"........................................................................................5
                     1.5.4     "Japan".....................................................................................5
                     1.5.5     "ROW".......................................................................................5

2.         EXCLUSIVE DISTRIBUTORSHIP.......................................................................................5

           2.1       Distribution Rights...................................................................................5
                     2.1.1     Grant of Rights.............................................................................5
                     2.1.2     Co-Marketing Rights.........................................................................5
           2.2       Certain Provisions With Respect to Software...........................................................6
           2.3       Placement of Products By The Company For Research
                     or Investigational Purposes...........................................................................6
           2.4       Transition With Respect To Certain Third Party Sales..................................................6
           2.5       No Competing Products.................................................................................8
           2.6       Appointment by BSC of Subdistributors.................................................................8
           2.7       [          **          ]..............................................................................8
           2.8       Lease and Rentals.....................................................................................9
           2.9       Other Products........................................................................................9

3.         TRADEMARKS AND TRADENAMES; PROTECTION OF THE COMPANY'S
           PROPRIETARY RIGHTS. 9

           3.1.      No Rights Granted Except As Provided Herein...........................................................9
           3.2       Assistance ...........................................................................................9

4.         NO ALTERATION OF PRODUCTS OR LABELING; ADAPTATION OF
           PRODUCTS FOR LOCAL MARKETS; LABELING...........................................................................10

           4.1       No Alteration Of Products or Labeling................................................................10
           4.2       Adaptation Of Products For Local Markets.............................................................10
           4.3       Labeling  10
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5.         INSTALLATION AND SET-UP; TRAINING AND TECHNICAL SUPPORT;
           REPAIR AND SERVICE..11

           5.1       Installation and Set-Up..............................................................................11
           5.2       Training and Technical Support.......................................................................11

                     5.2.1     BSC and BSC's Subdistributors..............................................................11
                     5.2.2     End-Users..................................................................................11

           5.3       Non-Warranty Repair; Technical Support...............................................................11
           5.4       Warranty Repair And Service..........................................................................11

6.         CE MARK AND ISO 9001 CERTIFICATION; REGULATORY
           APPROVALS; COMPLIANCE; INSPECTION; CHANGES TO
           PRODUCTS; CERTAIN GOALS OF THE COMPANY.........................................................................12

           6.1       CE Mark and ISO 9001 Certification...................................................................12
           6.2       Regulatory Approvals.................................................................................12

                     6.2.1     Europe.....................................................................................12
                     6.2.2     Japan......................................................................................12
                     6.2.3     ROW........................................................................................13

           6.3       Compliance...........................................................................................13
           6.4       Changes to Products..................................................................................13

7.         CERTAIN BSC RESPONSIBILITIES WITH RESPECT TO MARKETING.........................................................14

           7.1       Marketing Support And Related Matters................................................................14
           7.2        Marketing Materials................................................................................ 14

8.         [          **          ].......................................................................................15

8.1        [          **          ].......................................................................................15

                     8.1.1        [       **          ]...................................................................15
                     8.1.2        [       **          ]...................................................................15
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           8.2       Milestones...........................................................................................16
           8.3       [          **          ].............................................................................17

9.         PURCHASE ORDERS................................................................................................17

           9.1       Monthly Estimates....................................................................................17
           9.2       Cancellation By BSC..................................................................................17
           9.3       Failure of The Company to Timely Deliver.............................................................18
           9.4       Sale Terms...........................................................................................18
           9.5       Failure of BSC To Make Payment.......................................................................18

10.        SHIPMENT.......................................................................................................18

           10.1      Shipment.............................................................................................18
           10.2      Title and Risk of Loss...............................................................................18
           10.3      Partial Delivery.....................................................................................18
           10.4      Delivery Schedule; Delays; Allocation................................................................19
           10.5      Export/Import License................................................................................19
           10.6      Inspection Of Shipments By BSC.......................................................................19

11.        PRICES AND PAYMENT.............................................................................................20

           11.1      Hardware Unit Transfer Price to BSC..................................................................20

                     11.1.1    Hardware Unit Transfer Price Generally.....................................................20
                     11.1.2    Hardware Unit Transfer Price For [          **          ]..................................20
                     11.1.3    Effect on Hardware Unit Transfer Price of Increases
                               in Company Hardware Unit Cost..............................................................20
                     11.1.4    Effect on Hardware Unit Transfer Price of Decreases
                               in Company Hardware Unit Cost..............................................................20
                     11.1.5    Lease and Rentals of Hardware Units........................................................20

           11.2      Disposables Transfer Price to BSC....................................................................20

                     11.2.1    Disposables Transfer Price.................................................................21
                     11.2.2    Minimum Pricing............................................................................21
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           11.3      Initial Disposables ASP's and Initial Hardware Unit Transfer Price;
                     [          **          ] ASP Report; Adjustment of Hardware Unit Transfer Price
                     and Disposables Transfer Price For Changed ASP's; Exchange Rates.....................................21

                     11.3.1    Initial Disposables ASP's and Initial Hardware Unit
                               Transfer Price.............................................................................21
                     11.3.2    [          **          ] ASP Report; Disposables ASP's and Hardware
                               Unit ASP's.................................................................................21
                     11.3.3    Adjustment of Hardware Unit Transfer Price and
                               Disposables Transfer Price For Changed ASP's...............................................22
                     11.3.4    Cash Adjustment For Differences in ASP.....................................................22
                     11.3.5    Proration and Effect of Termination or Expiration..........................................22
                     11.3.6    Exchange Rates.............................................................................22

           11.4      Price to BSC For Parts...............................................................................23
           11.5      Taxes, Tariffs, And Related Fees.....................................................................23
           11.6      Payment Terms........................................................................................23

                     11.6.1    Cash or Letter of Credit Payment...........................................................23

                               11.6.1.1  Cash Payment.....................................................................23
                               11.6.1.2  Letter of Credit Payment.........................................................23

                     11.6.2    Credit Terms; Security Interest............................................................24
                     11.6.3    Interest...................................................................................24
                     11.6.4    Acceleration of Due Dates In The Event of BSC Breach.......................................24

           11.7      Offsets   ...........................................................................................24

12.        RECORDS RETENTION; COMPLIANCE CERTIFICATES.....................................................................25

           12.1      Records Retention....................................................................................25
           12.2       Compliance Certificates.............................................................................25

                     12.2.1    BSC Compliance Certificate.................................................................25
                     12.2.2    Company Compliance Certificate.............................................................25
                     12.2.3    [          **          ]...................................................................26
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13.        TERM OF AGREEMENT AND TERMINATION..............................................................................26

           13.1      Term      ...........................................................................................26

                     13.1.1    Europe.....................................................................................26
                     13.1.2    Japan......................................................................................26
                     13.1.3    ROW........................................................................................26

           13.2      Termination..........................................................................................26

                     13.2.1    Termination By Either Party For Insolvency, Etc.
                               Of Other Party.............................................................................26
                     13.2.2    Termination By The Company For BSC's Material Breach.......................................27
                     13.2.3    Termination By BSC for the Company's Material Breach;
                               Certain Other Voluntary Termination Rights of BSC..........................................27

                               13.2.3.1  Company Material Breach..........................................................27
                               13.2.3.2  Certain Other Voluntary Termination Rights of BSC................................27

                     13.2.4    Termination By Certain Successors to The Company...........................................27

           13.3      Effect of Expiration or Termination..................................................................28

                     13.3.1    Orders After Expiration or Termination; Continuing Purchases...............................28
                     13.3.2    No Releases As To Payment..................................................................29
                     13.3.3    Disposition of Leases and Rentals Upon Expiration
                               or Termination.............................................................................29
                     13.3.4    Return of Materials........................................................................29
                     13.3.5    No Continuing Rights.......................................................................29
                     13.3.6    Registrations; Regulatory Approval Costs...................................................29

           13.4      Certain Transitional Support To The Company By BSC...................................................30
           13.5      Limitation of Liability..............................................................................30
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14.        WARRANTY AND LIMITATION OF REMEDIES............................................................................30

           14.1      Warranties...........................................................................................30
           14.2      Limitation As To The Company's Warranty On Products..................................................31
           14.3      Disclaimer of Warranties.............................................................................31
           14.4      Prohibition on Warranties By BSC to Any Third Party..................................................31
           14.5      Limited Liability....................................................................................31

                     14.5.1    Limitation of The Company's Liability......................................................31
                     14.5.2    BSC Acknowledgment.........................................................................31

15.        INTELLECTUAL PROPERTY INFRINGEMENT; PRODUCT LIABILITY;
           INDEMNIFICATION AND LIMITATIONS................................................................................32

           15.1      Indemnification Provisions...........................................................................32

                     15.1.1    Indemnification of BSC By The Company For
                               Intellectual Property Claims...............................................................32
                     15.1.2    No Combination Claims; No Indirect Or Similar Damages......................................33
                     15.1.3    Limitation.................................................................................33
                     15.1.4    Discontinuance of Product Sales............................................................33

           15.2      Indemnification of BSC By The Company For Product Liability And
                     Breach Of Representation Claims......................................................................33
           15.3      Indemnification of The Company By BSC................................................................34
           15.4      Relative Fault.......................................................................................34
           15.5      General Limitations of Liability.....................................................................34

16.        INSURANCE..................................................................................................... 34

17.        PRODUCT COMPLAINTS; REGULATORY COMPLIANCE; RECALLS.............................................................35

           17.1      Product Complaints...................................................................................35
           17.2      Regulatory Compliance................................................................................35
           17.3      Recalls   ...........................................................................................35

                     17.3.1    Procedure..................................................................................35
                     17.3.2    Recall Requested by BSC....................................................................36
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18.        CONFIDENTIAL INFORMATION.......................................................................................36

           18.1      Protection of Confidential Information of The Other Party............................................36
           18.2      Non-Use of Confidential Information of The Other Party...............................................36
           18.3      Other Agreements.....................................................................................37
           18.4      Press Releases.......................................................................................37

19.        DISPUTE RESOLUTION.............................................................................................37

           19.1      General..............................................................................................37
           19.2      Applicable Law; Disclosure...........................................................................37
           19.3      Arbitrator Decisions.................................................................................37
           19.4      Award of Arbitrators.................................................................................37

20.        MISCELLANEOUS..................................................................................................38

           20.1      No Agency............................................................................................38
           20.2      [          **          ].............................................................................38
           20.3      Force Majeure........................................................................................38
           20.4      Notices..............................................................................................38
           20.5      Entire Contract......................................................................................39
           20.6      Waivers; Amendments..................................................................................39
           20.7      Assignability........................................................................................39
           20.8      Severability.........................................................................................39
           20.9      U.N. Convention Excluded.............................................................................39
           20.10     Applicable Law and Forum Selection...................................................................40
           20.11     Survival.............................................................................................40
           20.12     Equitable Relief.....................................................................................40
           20.12     Counterparts.........................................................................................40
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EXHIBIT A  DESCRIPTION OF DISPOSABLES AND HARDWARE UNITS
EXHIBIT B  COUNTRIES IN EUROPE


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                      INTERNATIONAL DISTRIBUTION AGREEMENT




           This Agreement is made effective as of January 22, 1997 (the "Effective Date"), by and between CardioGenesis Corporation, a corporation organized and existing under the laws of the State of Delaware, (the "Company"), and Boston Scientific Corporation, a corporation organized and existing under the laws of the State of Delaware ("BSC").

                                   BACKGROUND

           The Company is in the business of the design, development, manufacturing, marketing and sales of medical devices for treatment of angina in individuals with coronary artery disease by creating channels or holes in the myocardium. BSC is engaged in the development, manufacturing and sale of various medical devices worldwide.

           The Company and BSC desire to enter into this International Distribution Agreement under which BSC is granted the rights set forth herein to sell the Products (as defined below) in all countries and territories outside of the United States, on the terms and conditions set forth below.

                              TERMS AND CONDITIONS

           NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings set forth for such terms below:

           1.1.      Definitions Relating to Financial Matters.

                     1.1.1. "dollars" or "$" means United States dollars.

                     1.1.2.    [          **          ]

                     1.1.3. "Average Sales Price" or "ASP" means, with respect to each type of Disposable or Hardware Units, and subject to the provisions of
Section 11.3 hereof as to the relevant Disposables ASP and Hardware Unit ASP for [ ** ] of the term hereof, (a) the total of all amounts invoiced for such Disposables and Hardware Units, other than [ ** ], as sold by BSC or any subdistributor of BSC to End-Users, or to third party lessors or to BSC affiliated lessors, during [ ** ], with no deductions except for (i) lawful trade, quantity and cash discounts, if any, actually allowed by BSC or its subdistributors, as applicable, as to such invoices and (ii) any value-added, sales


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or similar taxes under whatever name, applicable to the sale of the Disposables or Hardware Units, provided such taxes are actually paid by BSC or its subdistributors and are shown separately from the net invoice prices of the Disposables or Hardware Units and (iii) the actual cost of freight, shipping, and insurance charges, if any, if stated separately from BSC's or its subdistributors' invoice prices for the Disposables or Hardware Units and (iv) such credits or allowances, if any, actually given or made by BSC or such subdistributor because of the rejection or return of Disposables or Hardware Units by such End-User as previously delivered to such End-User by BSC or its subdistributors; divided, as applicable, and calculated separately as to Disposables and Hardware Units, by (b) the number of units of Disposables or Hardware Units (other than those rejected or returned by End-Users and [ ** ]), as the case may be, which were sold by BSC and its subdistributors during [ ** ]. Placements of Hardware Units by BSC or its subdistributors under leases and rentals will not be included, either as to dollar amounts (whenever paid) or as to numbers of units, for purposes of calculating Hardware Unit ASPs under this Agreement.

                     1.1.4. "BSC Gross Margin" means, as to a given Hardware Unit, the dollar amount determined by subtracting (a) [ ** ] for such Hardware Unit from (b) [ ** ] for such Hardware Unit, as determined under Section 11.3 hereof.

                     1.1.5. "Company Hardware Unit Cost" means, as to a given Hardware Unit, the Company's direct labor and materials costs, indirect labor and materials costs, and manufacturing overhead costs of such Hardware Unit, whether such Hardware Unit is purchased from the Company's third party manufacturers, or if the Company manufactures the Hardware Unit itself, in each case, as determined by the Company under generally accepted accounting principles consistently applied and consistent with normal commercial practice for the sale of medical devices similar to the Hardware Units, from time to time during the term of this Agreement, provided that the total of (i) indirect labor and materials costs of a Hardware Unit plus (ii) manufacturing overhead costs of such Hardware Unit may not exceed [ ** ] of the total direct labor and materials costs of such Hardware Unit. There will not be included in the Company Hardware Unit Cost any royalties paid or payable by the Company to any third party as a result of settlement, whether voluntary, or by judicial determination or arbitration or mediation, by the Company of any litigation or other dispute between the Company and such third party with respect to the Company's proprietary intellectual property, provided that this restriction on the inclusion of royalties will not, for these purposes, include intellectual property of any third party licensed to the Company as part of sourcing components or other technology for inclusion in the Products incurred in order to reduce manufacturing costs or improve quality of any Products, and not licensed as part of or in settlement of a dispute over intellectual property developed by the Company.

                     1.1.6. "Self-Covered Warranty Costs" means, as to a given Hardware Unit, any self-covered warranty costs of the Company as to portions or components of such Hardware Unit manufactured by a third party for the Company for which the third-party manufacturer provides no warranty or provides less warranty coverage than the Company provides to the End-User, as such Self-Covered Warranty Costs are specified by the Company in writing to BSC as in effect, and as they may be charged by the Company, in good faith, in the cost of goods sold under


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generally accepted accounting principles consistently applied, and consistent with normal commercial practice for the sale of medical devices similar to the Hardware Units.

           1.2.      Definitions Relating to Technology.

                     1.2.1. "Designated Use" means the treatment of angina and other medical conditions in individuals with coronary artery disease, using TMR.

                     1.2.2. "TMR" means transmyocardial revascularization, including ITMR, TTMR and PMR.

                     1.2.3. "ITMR"(TM) means intraoperative transmyocardial revascularization, and is a Company trademark.

                     1.2.4. "TTMR"(TM) means thoracoscopic transmyocardial revascularization, and is a Company trademark.

                     1.2.5. "PMR"(TM) means percutaneous transmyocardial revascularization, and is a Company trademark.

           1.3.      Definitions Relating to Products.

                     1.3.1. "Hardware Unit" or Hardware Units" means any reusable medical equipment supplied by or on behalf of the Company and used in conjunction with the Disposables in the System, such as, but not limited to, lasers and all System accessories provided by the Company such as, but not limited to, cables, monitors, handpieces and the like associated therewith, and including all software provided by the Company as part thereof or in connection therewith (subject to the provisions of Section 2.2 hereof), in each case with the configuration of and specifications for such Hardware Unit as in effect at the Effective Date, and all subsequent versions, modifications, improvements and new generations thereof which utilize lasers or other devices or technologies which the Company may develop from time to time during the term of this Agreement for the Designated Use.

                     1.3.2. "Disposable" or "Disposables" means the Company's disposable medical device products, such as, but not limited to, probes and catheters, in each case as such products exist at the Effective Date and all subsequent versions, modifications, improvements and new generations thereof which the Company may develop from time to time during the term of this Agreement for the Designated Use, which either (i) utilize a laser or other devices or technologies for the Designated Use intraoperatively (ITMR) or thoracoscopically (TTMR) or (ii) utilize (a) a laser with a catheter or (b) other devices or technologies for the Designated Use percutaneously (PMR).

                     1.3.3. The "System" means the Disposables and the Hardware Units, as used together for the Designated Use.

                     1.3.4. "Parts" means all parts for the System sold or supplied by the Company to BSC and its subdistributors for repair or replacement but does not include Disposables or Hardware Units.


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                     1.3.5. "Products" means, as the context in this Agreement
requires in each case, (a) Disposables and/or Hardware Units, including current versions thereof as listed and described on Exhibit A attached hereto and incorporated herein by reference, and all subsequent versions, modifications, improvements and new generations thereof which the Company may develop from time to time during the term of this Agreement for the Designated Use, and/or (b) Parts. Any Other Products which the Company offers to BSC pursuant to Section
2.9 hereof and which BSC elects in writing to sell and distribute within the Territory during the term hereof pursuant to the terms and conditions of this Agreement automatically, upon such agreement, will be added to the list of Disposables or Hardware Units, as applicable, on Exhibit A hereto, and will be deemed to be "Products," and will be further deemed to be "Disposables" or Hardware Units," as the case may be, for purposes hereof.

                     1.3.6. "Other Products" means any medical device, equipment or system developed and manufactured by the Company, or by a third party for the Company, for sale, which have human arterial or venous applications, including coronary, peripheral and carotid application, or any other medical application, including, without limitation, neurovascular, esophageal, biliary or gastrointestinal application. Any Other Product BSC elects to distribute pursuant to Section 2.9 will be a "Product" under the terms of this Agreement upon such election.

                     1.3.7. "End-User" means (a) a third party, who purchases Products for use from BSC or BSC's subdistributors, and (b) any third party who leases or rents a Hardware Unit from BSC, a subdistributor, a BSC affiliated lessor or a third party lessor for use, and (c) any third party to whom BSC or a subdistributor provides such Products, as the case may be, without charge. The term "End-User" does not include BSC, or any of its subdistributors, third party lessors or any BSC affiliated lessors.

                     1.3.8. "Existing Third-Party End-User," as used in Section
2.4 hereof, means a third party who purchases Products from an Existing Third Party (as defined in Section 2.4 hereof), or who leases or rents a Hardware Unit from an Existing Third Party, or from a third party lessor, or a party to whom an Existing Third Party provides such Products, as the case may be, without charge.

           1.4.      Definitions Relating to Term of This Agreement.

                     1.4.1. The first "Contract Year" will be for the period from and including the Effective Date through and including December 31, 1997 and subsequent Contract Years will be the periods from and including January 1 through and including December 31 thereafter, prorated for any partial year in which any expiration or termination of this Agreement occurs.

                     1.4.2. "European Regulatory Approval Date" means the date upon which a CE Mark is granted to the Company for use of the System for PMR.

           1.5.      Definitions Relating to Territory.

                     1.5.1. The "Territory" means Europe, Japan and the ROW.


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                     1.5.2. "Europe" means all the countries within the areas
commonly referred to as Western Europe and Eastern Europe including those countries listed in Exhibit B attached hereto and incorporated herein by reference, and as such countries or political subdivisions thereof may hereafter be known.

                     1.5.3. "EU" means the European Union, as it exists at the Effective Date, and as it thereafter may be constituted.

                     1.5.4. "Japan" means the country of Japan.

                     1.5.5. "ROW" means all countries of the world other than countries in Europe, the United States and Japan.

2.         EXCLUSIVE DISTRIBUTORSHIP.

           2.1.      Distribution Rights.

                     2.1.1. Grant of Rights. Subject to the terms and conditions contained herein, the Company hereby appoints BSC as its exclusive distributor of the Products and grants to BSC, and BSC hereby accepts, as of the Effective Date, the rights and responsibilities of such an exclusive distributor of the Products, including Disposables, Hardware Units and Parts, and of the System, as comprised of Hardware Units and Disposables, in the Territory. The Company has full power and authority to grant the rights to BSC hereunder and the terms and conditions of this Agreement do not conflict with or violate the terms and conditions of any other agreement or arrangement which the Company has entered, nor are there any agreements or arrangements to which the Company is bound which might adversely affect the rights granted to BSC hereunder. During the term of this Agreement, and, subject to the other terms and conditions of this Agreement, the Company agrees, to the extent permitted by law, to maintain BSC's exclusivity in the Territory for the System and the Products, including Disposables, Hardware Units and Parts, and not to appoint another distributor of the System, or the Products, including Disposables, Hardware Units and Parts in the Territory or to itself sell, directly or indirectly, either Systems, Products, Disposables, Hardware Units or Parts. The Company will take all commercially reasonable actions to prevent the distribution or sale of the System, or Disposables, or Hardware Units, or Parts by any third party who is known to the Company to be distributing or intending to distribute the System, or Disposables, or Hardware Units, or Parts, in the Territory, except as set forth in Sections 2.3 and 2.4 hereof.

                     2.1.2. Co-Marketing Rights. If the Company gives BSC written notice [ ** ] then the Company will have co-exclusive rights, with BSC and BSC's subdistributors, to market and distribute the Products in such country for the balance of the term of this Agreement unless [ ** ].

                     2.2. Certain Provisions With Respect to Software. To the extent that any Product contains or consists of software, such software will be embedded in a semiconductor device as firmware, and will not be licensed separately to the End-User by the Company or by BSC, or by any of BSC's subdistributors, absent written agreement to the contrary by the Company with BSC. Neither BSC, nor any of its subdistributors, is given any right under this Agreement to license or sublicense, or to reverse engineer, disassemble or modify, or make copies in any medium, of any software supplied by the Company as part of any Product, or to use any of such software other than with respect to, and as part of, the System as supplied by the Company; such prohibitions will be binding upon End-Users to the extent provided in the Company's customer documentation for the relevant Product(s) including manuals, or otherwise as permitted by applicable law within the jurisdiction within which such End-User is located.

                     2.3. Placement of Products By The Company For Research or Investigational Purposes. Nothing contained in this Agreement will restrict or limit the Company in providing any Products or any other products of the Company to any party in the Territory, for research or investigational purposes only, including but not limited to pre-clinical studies, pilot clinical studies, and clinical trials; provided that (i) [ ** ], (ii) any inquiries by any party with respect to any purchases, lease or rental of any such placed Products will be referred by the Company to BSC, (iii) the Company will provide BSC with written notice of the placement, number and location of any Products in facilities within the Territory for such research or investigational purposes for Designated Uses, and (iv) upon completion or achievement of the research or investigation purposes, remaining Products [ ** ]. BSC will receive credit as [ ** ] against its applicable [ ** ] for any such Products [ ** ]. However, a clinical site may retain a Hardware Unit and BSC will not receive credit if its use is not a Designated Use.

                     2.4. Transition With Respect To Certain Third Party Sales. The parties acknowledge that prior to the Effective Date, the Company has sold Disposables and/or Hardware Units (the "Existing Inventory") to certain third parties in Europe (the "Existing Third Parties") who have purchased the same for resale to Existing Third-Party End-Users, some of which Existing Inventory has not, as of the Effective Date, been sold to Existing Third-Party End-Users by such Existing Third Parties. From and after the Effective Date, the Company will not sell any further Disposables or Hardware Units to any of such Existing Third Parties or, except as permitted by this Agreement, to any other parties in the Territory, provided that after the Effective Date the Company may sell and distribute such Parts within Europe as are necessary, in the Company's good faith judgment, to be sold and distributed to Existing Third-Party End-Users of Disposables and/or Hardware Units who purchased prior to the Effective Date, or who on or after the Effective Date purchase, such Disposables and/or Hardware Units from the Existing Inventory of such Existing Third Parties. From and after the Effective Date, the Company will use its commercially reasonable efforts to request such Existing Third Parties to promptly complete their sale, lease, or rental of such Existing Inventory to Existing Third-Party End-Users (which sales, leases or rentals may be in the Territory). The Company may use commercially reasonable efforts to repurchase all of the Existing Inventory at such price and on such terms as the Company may agree in writing with any such Existing Third Parties. If requested in writing by the Company in good faith, BSC will repurchase such Existing Inventory as so requested by the Company, from such Existing Third Parties at a repurchase price no greater than the purchase price paid by the relevant Existing Third Party to the Company for such Existing Inventory, provided that (1) there will be credited against [ ** ] the aggregate amount BSC would have owed to the Company for such Products as if BSC had purchased such units directly from the Company hereunder at the price to the Company therefor as calculated hereunder, and (ii) no later than May 31, 1997, the Company will pay to BSC in cash an amount equal to the result of subtracting (a) the aggregate purchase price that BSC would have owed the Company for such Products if BSC had bought them at the repurchase time directly from the Company, from (b) the aggregate dollar amount paid by BSC for such repurchases. The Company and BSC will agree in writing in good faith on applicable Product warranties on any such repurchased Existing Inventory. To the extent that by 5:00 p.m. California time on April 30, 1997, all such Existing Inventory that has not been sold, leased, placed or rented by such Existing Third Parties to Existing Third-Party End-Users or to BSC or any of its subdistributors or repurchased by the Company (such inventory as then remains with such Existing Third Parties referred to herein as the "Remaining Inventory"), then: (a) the dollar amount (the "1997 Credit") equal to [ ** ] of the applicable Transfer Prices for the Products which are in such Remaining Inventory (such total referred to as the "Total Credit") will be credited against the [ ** ] as set forth in Section 8.1.1 hereof, with such 1997 Credit to be credited against and deducted from [ ** ] as set forth in Section 8.1.2 hereof, as follows:


        Contract Year 1997                 Percent of Total 1997
              Quarter                      Credit To Be Deducted
              -------                      ---------------------
                Q2                                 [ ** ]
                Q3                                 [ ** ]
                Q4                                 [ ** ]


and (b) the balance (the "1998 Credit") of [ ** ] of the Total Credit will to be credited against and deducted from [ ** ] as set forth in Section 8.1.2 hereof, as follows:


        Contract Year 1998                 Percent of Total 1998
             Quarter                       Credit To Be Deducted
             -------                       ---------------------
                Q1                                 [ ** ]
                Q2                                 [ ** ]
                Q3                                 [ ** ]
                Q4                                 [ ** ]


If after April 30, 1997, the Company repurchases any Remaining Inventory, there will be reversed from the total credit as reflected in the deductions shown above, following the quarter in which such repurchase occurs, [ ** ] of the amount of the applicable credit. Nothing herein will be deemed to prohibit any Existing Third Party from reselling any of its

Existing Inventory in the Territory after the Effective Date, provided that, to the extent known to the Company and to the extent lawfully permitted, the Company will promptly inform BSC in writing as to the identity of any third party, and as to the Disposables sold, to which any Existing Third Party sells any Existing Inventory after the Effective Date.

           2.5. No Competing Products. During the term of this Agreement, except as permitted by Section 2.4 and except as to Other Products [ ** ] or until and after such time as by its terms this Agreement becomes nonexclusive, neither the Company nor BSC will sell or distribute in the Territory any products, other than the System or Products (through BSC), including Disposables, Hardware Units and Parts, for the Designated Use. The Company will not grant any license or other right to any third party during the term of this Agreement that would allow such third party to sell or distribute any product in the Territory which would, in the good faith and commercially reasonable judgment of BSC, after consultation with the Company, be competitive with the Products (including Other Products [ ** ] under this Agreement) or the Designated Use.

           2.6. Appointment by BSC of Subdistributors. BSC may appoint subdistributors in the Territory in connection with the performance by BSC of this Agreement, provided that (a) any such appointment of a subdistributor not, as of the date of this Agreement, a subdistributor for other BSC products (i) will be made in writing only in the name and for the account of BSC, and (ii) will be for a term no greater than the term of this Agreement, and that (b) in any such written subdistributor agreement, BSC (i) will not grant to any such subdistributor any rights greater than those which are granted by the Company to BSC under this Agreement, and (ii) will impose on such subdistributor the same obligations as the Company has imposed on BSC under this Agreement for the purpose of protecting the goodwill of the Company and as associated with the Products. BSC will give the Company written notice of the identity of each subdistributor, and of the jurisdiction(s) within the Territory of such subdistributor appointment, prior to execution and delivery of the relevant subdistributor agreement, or the appointment of such subdistributor pursuant to an existing contractual arrangement. BSC may appoint any of its direct or indirect wholly-owned subsidiaries for distribution of Products in the Territory without notice to Company.

                     2.7. [ ** ]

           2.8. Lease and Rentals. BSC may itself, or through a third party, lease or rent Hardware Units to End-Users on such terms as are lawful within the jurisdiction within which the Hardware Unit will be used. Neither BSC nor any of its subdistributors may lease or rent Disposables or Parts.

           2.9. Other Products. [ ** ]

3.    TRADEMARKS AND TRADENAMES; PROTECTION OF THE COMPANY'S PROPRIETARY RIGHTS.

           3.1. No Rights Granted Except As Provided Herein. No rights are granted hereunder to BSC under any patents, copyrights or trademarks which are used by the Company except as are incidental only to the sale of Products by BSC and the right to use the Products by End-Users. BSC will not use a trademark or trade name of the Company or any variation thereof, alone or in combination with other words, in connection with any product which has not been supplied by the Company. Except to the extent requested by the Company pursuant to Section 3.2 hereof (and then at the Company's expense), BSC will not register in the Territory any tradename or trademark of the Company. BSC will not use any other tradenames or trademarks associated with, or confusingly similar to the Company's trademarks or tradenames for, any Product.

           3.2. Assistance. During the term hereof BSC (a) will use commercially reasonable efforts consistent with its duties as a distributor hereunder to assist the Company in the protection of the Company's proprietary rights (including without limitation patent, trademark, tradename, service mark, copyright and trade secrets), and (b) will cooperate with the Company's good faith requests, to a customary and commercially reasonable degree, but at the Company's expense, in the Company's efforts to protect the Company's proprietary rights, and (c) will promptly notify the Company in writing, and in reasonable detail, of any known breaches of the Company's proprietary rights that comes to BSC's attention. However, BSC will have no affirmative duty or obligation to protect or enforce such Company proprietary rights.

4. NO ALTERATION OF PRODUCTS OR LABELING; ADAPTATION OF PRODUCTS FOR LOCAL MARKETS; LABELING.

           4.1. No Alteration Of Products or Labeling. Except with the prior written approval of the Company, but taking into account the provisions of
Section 4.3 hereof with respect to certain denomination of BSC on such labels, neither BSC nor any of its subdistributors will in any way (a) alter or modify any of the Products, or (b) remove, cover, change, or add to the labels trademarks, or tradenames or such labels affixed by the Company to any of the Products.

           4.2. Adaptation Of Products For Local Markets. The Company will be responsible, at the Company's expense as part of the Company Hardware Unit Cost (as defined in Section 1.1.5 hereof) for adaptation of Products to the local market, including but not limited to power supplies and other electrical specifications, and as may be required by applicable law, or advisable by custom and usage, within the relevant jurisdiction within the Territory. BSC will consult, at BSC's expense, in good faith with the Company with respect to such local adaptation as may be required or advisable, but BSC will have no liability or obligation with respect to the design or implementation by the Company of any such adaptation.

           4.3. Labeling. BSC will be responsible at its own expense for determining the labeling requirements for each country in the Territory in which BSC wishes to sell the relevant Product(s), other than with respect to (i) labeling requirements of the U.S. Food and Drug Administration (the "FDA"), (ii) the CE Mark within the EU and (iii) the labeling requirements for Japan, for each of which the Company will be responsible, and BSC will timely and promptly provide the Company, in reasonable detail, with such requirement information. Provided BSC has timely and fully informed the Company of the relevant labeling requirements (except with respect to FDA, CE Mark and Japanese product labeling requirements, for each of which the Company will be responsible), the Company will provide BSC, at BSC's expense directly or reimbursed to the Company, and in time for the Company to meet its delivery dates to BSC of the relevant Product(s) pursuant to accepted orders, the labels, necessary translations and instructions as to placement of labels on such product(s), prior to their shipment into countries in the Territory. Notwithstanding the foregoing sentence, BSC will be responsible for informing the Company of any additional labeling or over-labeling requirements in the EU or in Japan related solely to BSC's distribution and not to product labeling for regulatory compliance). The Products will be labeled with the Company's name as the manufacturer, and will (at BSC's expense for any additional labeling or over-labeling that is not incorporated into the Company's manufacturing process) have BSC named as a distributor in those jurisdictions within the Territory (a) where such denomination of BSC is required by law, in which case such label content, configuration, size and placement on the products will be approved by the Company, which approval the Company will not unreasonably withhold, or (b) as to which the Company has approved such labeling at BSC's written request as appropriate and desirable to BSC as a distributor hereunder, based upon custom and usage in such jurisdiction or where deemed advisable by BSC, which approval the Company will not unreasonably withhold.

5.    INSTALLATION AND SET-UP; TRAINING AND TECHNICAL SUPPORT; REPAIR AND
      SERVICE.

           5.1. Installation and Set-Up. During the term hereof, BSC or its subdistributor, at BSC's or such subdistributor's expense, will install and place into operation, in accordance with the Company's written instructions and procedures therefor, at the End-User's designated location, the System(s) ordered by such End-User from BSC or such subdistributor, and will supply to the Company, at BSC's or such subdistributor's expense, such installation reports as the Company reasonably requests in writing for regulatory compliance and other record-keeping reasons.

           5.2. Training and Technical Support.

                     5.2.1. BSC and BSC's Subdistributors. During the term hereof, the Company will furnish at the Company's cost for the Company's personnel and general and administrative costs, to BSC and to BSC's subdistributors, at the Company's headquarters offices unless otherwise agreed in writing by the Company, all reasonably necessary assistance in training BSC's and such subdistributors' sales and service personnel with respect to the System, including Disposables and Hardware Units as a part thereof. BSC or such subdistributors will pay their respective costs of travel and lodging and their other general and administrative costs for their personnel for, and during, such training by the Company.

                     5.2.2. End-Users. During the term hereof, BSC or its subdistributors, at BSC's or such subdistributor's expense, will make available to End-Users all reasonably necessary and commercially reasonable training and support regarding the use of System(s), including Disposables and Hardware Units as a part thereof.

           5.3. Non-Warranty Repair; Technical Support. During the term hereof, of BSC or its subdistributor, at BSC's or such subdistributor's expense, will provide, either directly or through third parties contracted by BSC, post-warranty and non-warranty repair service and technical support, on pricing terms which BSC deems appropriate, through service contracts or otherwise, for Products to all End-Users within the Territory. The Company will not have any obligation for post-warranty or non-warranty repair service or technical support. BSC will provide reasonable technical support to End-Users purchasing Products, including assisting with respect to proper use and solutions to technical problems encountered by such End-Users, and the Company will, at the Company's expense, provide commercially reasonable assistance to BSC with respect to such technical support.

           5.4. Warranty Repair And Service. The Company will provide, at its expense, the Parts required for, and will provide itself, or will contract with a third party to provide, all warranty repairs and services for Products as required by the warranties set forth in Section 14.1 hereof to End-Users within the Territory, or, if so agreed separately in writing by the Company with BSC in advance, will reimburse BSC or BSC's third party repair and service organization for, the costs of such warranty repairs and services by BSC or such third party repair and service organization. During the term hereof, BSC or BSC's third party repair and service organization will provide the Company, at BSC's expense, with complete and accurate copies of all service records for Products distributed by BSC and serviced by BSC pursuant to this
Section 5.4 hereof within the Territory, including the lot numbers of replacement Parts.

6. CE MARK AND ISO 9001 CERTIFICATION; REGULATORY APPROVALS; COMPLIANCE; INSPECTION; CHANGES TO PRODUCTS; CERTAIN GOALS OF COMPANY.

           6.1. CE Mark and ISO 9001 Certification. The Company has obtained and during the term hereof will be responsible for using all commercially reasonable efforts to maintain a CE Mark (the "CE Mark") for the sale of the Products in the EU for ITMR. The Company will use its diligent and commercially reasonable efforts to obtain as required by Section 8.2 and then maintain a CE Mark for the sale of Products in the EU for PMR. The Company has obtained and during the term of this Agreement will maintain the necessary ISO 9001 certification ("ISO 9001"), for the manufacture of Products, as such certification is promulgated by Rule 9001 of the International Standards Organization. If the Company does not obtain or maintain the CE Mark or ISO 9001 certification for either ITMR or PMR, or both of them, during the term of this Agreement, BSC's [ ** ] as determined by BSC in good faith after consultation with the Company and communicated in writing by BSC to the Company, of any such CE Mark or ISO 9001 withdrawal upon BSC's sales forecast in the EU for such Contract Year.

           6.2. Regulatory Approvals.

                     6.2.1. Europe. The Company will be responsible at its expense for obtaining and maintaining all regulatory approvals required for the marketing and sales by BSC and BSC's subdistributors of Products in Europe during the term of this Agreement, and as to Parts after expiration or termination hereof.

                     6.2.2. Japan. BSC will be responsible, pursuant to a budget agreed in writing by the Company and BSC in advance, for obtaining and maintaining for the Company all regulatory approvals required for the marketing and sale by BSC and its subdistributors of Products in Japan during the term of this Agreement. The Company will cooperate with and provide BSC with such information and data regarding the Products as may be reasonably required in order for BSC to obtain such approvals. BSC's actual costs of obtaining all such regulatory approvals in Japan, including without limitation all data collection costs associated with clinical trials and all other directs and indirect regulatory approval costs (but not including BSC's own internal costs such as salaries and general and administrative expense, and not including the costs of Products required to obtain such regulatory approvals) that are within such budget will be paid by the Company directly or reimbursed to BSC, as BSC elects in writing to the Company. BSC will purchase from the Company, pursuant to the relevant purchase terms therefor as set forth in this Agreement, all Products required to obtain such regulatory approvals in Japan. Any such purchases made in 1998 will be credited to the applicable [ ** ]. All registrations, licenses and approvals required for the import, sale and distribution by BSC of the Products in Japan will, to the extent legally possible, be in the name of the Company, with BSC to be designated as "in-country" caretaker when legally required, and if so, then under such further customary written agreement as to such caretaker relationship as the Company requests in good faith of BSC.

                     6.2.3. ROW. Except as provided hereinafter in this Section 6.2.3, BSC will be responsible, at the Company's expense and pursuant to a mutually-agreed written budget, for obtaining and maintaining for the Company all regulatory approvals required for the marketing and sale by BSC and its subdistributors of Products in the ROW during the term of this Agreement. The Company will cooperate with and provide BSC with such information and data regarding the Products as may be reasonably required in order for BSC to obtain such approvals. BSC will purchase from the Company, pursuant to the relevant purchase terms as set forth in this Agreement, all Products required to obtain such regulatory approvals in the ROW. BSC will pay for the cost of any clinical trials necessary for regulatory approval up to [ ** ] per country (which amount does not include the price of Products purchased by BSC for obtaining such approvals) with each party paying [ ** ] of the costs of any such clinical trials which exceed [ ** ] per country (which amount does not include the price of Products purchased by BSC for obtaining such approvals) from the first dollar incurred. All registrations, licenses and approvals required for the import, sale and distribution by BSC of the Products in the ROW will, to the extent legally possible, be in the name of the Company, with BSC to be designated as "in-country" caretaker when legally required, and if so, then under such further customary written agreement as to such caretaker relationship as the Company requests in good faith of BSC.

           6.3. Compliance. BSC will comply with all applicable laws and regulations of the Territory pertaining to the importation, distribution, sales and marketing, and service and support of the Products in the Territory and in any manner otherwise pertaining to performance by BSC of its obligations under this Agreement. The Company will comply with all applicable laws and regulations of the Territory pertaining to the design and manufacture of the Products and in any other manner pertaining to performance by the Company of its obligations under this Agreement.

           6.4. Changes to Products. The Company will not make any material changes in the performance or specifications of any of the Products without giving at least ninety (90) days' prior written notice to BSC with regard to such changes, provided that any changes to any Products which the Company believes are necessary, for reasons of safety, efficacy, or compliance with any regulatory request or suggestion may be made with less than ninety (90) days' prior written notice to BSC if the Company promptly notifies BSC in writing of any such change when implemented, specifying therein the change(s) made and the reasons therefor in reasonable detail, and delivers such notice prior to the shipment to BSC by the Company of the changed Product(s) and provided further that all regulatory approvals required in connection with such change have been obtained. If the Company makes any change to any of the Products which change makes the changed Product incompatible with any of the Products that BSC has previously sold or which the Company has otherwise placed with any End-User at BSC's request, or that BSC then holds in inventory, and the Company no longer makes available a version of such Product that BSC, or the Company at BSC's request, has previously placed with End-Users, or which BSC then holds in inventory, which is compatible with all other non-changed Products in the System, then the Company will, at the Company's expense, replace as soon as is reasonably practical all such incompatible Products or make such modifications to such changed Products or to the non-changed Products as are necessary to make them compatible with each other, as applicable, in accordance with Company specifications for such compatibility.

7. CERTAIN BSC RESPONSIBILITIES WITH RESPECT TO MARKETING. In addition to the duties and responsibilities of BSC set forth elsewhere in this Agreement, BSC agrees as follows:

           7.1. Marketing Support And Related Matters. During the term of this Agreement, BSC will use its commercially reasonable efforts in the market development, sales and marketing of the System, and of the Disposables and Hardware Units as components thereof, within the Territory. BSC (i) will establish a sales force of [ ** ] people dedicated to the sale of the Products within ninety (90) days of the Effective Date, which sales force will thereafter by managed by BSC to market conditions within BSC's reasonable discretion and
(ii) intends to utilize a specialized sales force in Japan focused on PMR and/or ITMR. [ ** ]. Further BSC will provide other routine sales reports, consistent with the reports BSC typically supplies to third party manufacturers as reasonably permitted by BSC's systems, as such systems may be modified or improved during the term of this Agreement.

           7.2. Marketing Materials. BSC will provide to the Company, on a timely and periodic basis, samples of all promotional and technical written support materials for all Products ("Products Materials") that are developed by BSC during the term of this Agreement, and the Company will provide to BSC, on a timely and periodic basis, samples of all Products Materials that are so developed by or on behalf of the Company. If a party requests additional Materials for use in the Territory, the other party, in its discretion, may supply the requested materials and the requesting party will pay the reasonable costs of the supplying party's production of such Products Materials in fulfilling such request. All BSC-prepared Products Materials must be approved in advance by the Company, which approval will not be unreasonably withheld. BSC will pay the cost of creating and translating such BSC-prepared Products Materials into the languages of the countries in which the Products will be sold. The Company will pay the cost of creating and translating Company-prepared Product Materials into the languages of the countries in which the Products will be sold. During the term of this Agreement, BSC and the Company will each have a paid up, non-exclusive right to use all Products Materials developed by or on behalf of the other party in connection with the promotion, demonstration and sale of the Products. Each party will be deemed to be the owner of all Products Materials developed by it or on its behalf and of all copyrights related thereto, except to the extent that any such Products Materials utilize any Products Materials developed by or on behalf of the other party or utilize any trademarks or tradenames of the other party. Upon the termination of this Agreement for any reason, the Company may purchase from BSC, at BSC's out-of-pocket cost for developing the same, the right to use all BSC-prepared Products Materials and all other promotional and advertising materials and other publications developed by BSC for use in conjunction with the promotion and sale of the Products unless such Products Materials specifically indicates that the Products are distributed by BSC.

8.         [          **          ]

           8.1.      [          **          ]

                     8.1.1.    [          **          ]

                     8.1.2     [          **          ]

           [          **          ]

           8.2. Milestones. The Company will use its diligent and commercially reasonable efforts to achieve the following milestones by the dates indicated;


        DATE                                      MILESTONES
        ----                                      ----------
    [          **          ]                   Complete patient enrollment and procedures for the CE Mark for PMR use of the System.

                                               Submit an IDE (Investigational Device Exemption) for PMR
                                               use of the System to the FDA.

    [          **          ]                   [          **          ]

    [          **          ]                   Obtain CE mark for use of the System for PMR.

    [          **          ]                   [          **          ]

    [          **          ]                   Submit twelve month follow-up data on the feasibility study of ITMR uses of the System for presentation to a recognized cardiovascular meeting, or publicly release such data.

    [          **          ]                   Submit three month data on the PMR study for presentation to a recognized cardiovascular meeting , or publicly release such data.

    [          **          ]

           8.3.      [          **          ]

9.         PURCHASE ORDERS.

           9.1. Monthly Estimates. On or before February 21, 1997 (which is the 30th day after, but not counting, the Effective Date), and thereafter on the first day of each calendar month during the remainder of the term of this Agreement, BSC will provide the Company with BSC's written rolling twelve month (or remaining balance of term) forecast or estimate (the "Estimate") of the quantity of each Product and Hardware Unit which BSC expects to purchase from the Company. Each Estimate will include monthly estimates identified as to each Product and Hardware Unit for BSC's purchase requirements for the twelve month forecast period. The first three months of each Estimate will be a firm order by BSC to the Company for BSC's purchase requirements for the Products, which three months' firm purchase orders will specify the jurisdiction(s) within the Territory to which the ordered Products will be shipped (to allow the Company to properly configure them), and will be binding upon the Company both as to units and delivery dates. If the number of Disposables or Hardware Units ordered by BSC is greater than [ ** ] more than those ordered, respectively, for the preceding month, the Company will have ten days to object in writing to all or part of the amount by which the order exceeds a [ ** ] increase or the Company will be deemed to have accepted such excess amount. Any such objection will specify any amount of the excess level which the Company, in its discretion, agrees to manufacture and sell to BSC pursuant to such order.

           9.2. Cancellation By BSC. Except as otherwise agreed in writing by the Company, an order may not be canceled by BSC after it has been accepted by the Company.

           9.3. Failure of The Company to Timely Deliver. BSC will receive a credit, for any Disposables and/or Hardware Units ordered by BSC (other than for replacements for Products lost or damaged in transit) which are not timely delivered by the Company by the date that is forty-five (45) days after (but not counting) the date due to be delivered under the order therefor as initially accepted by the Company, which credit will be equal to the full dollar amount purchase price to BSC of such non-delivered items, against its [ ** ], and against its relevant [ ** ] in which the Products were originally scheduled for delivery. In the event that BSC places a Shortfall Order which results in more than [ ** ] increase in the order for any month, the Company will have an additional forty-five (45) days in addition to the forty-five (45) day period set forth in the first sentence of this Section 9.3, to deliver the Products in excess of the [ ** ] limitation in
Section 9.1 hereof.

           9.4. Sale Terms. All sales of Products by the Company to BSC will be subject to the provisions of this Agreement and will not be subject to the terms and conditions contained in any purchase order of BSC or confirmation of the Company, except insofar as any such purchase order or confirmation establishes
(a) the quantity of Products to be sold or (b) the shipment date of Products.

           9.5. Failure of BSC To Make Payment. If BSC fails to make any payment to the Company when due under this Agreement, and such amount remains unpaid for twenty (20) days following written notice of late payment given to BSC by the Company, the Company will have the right to cancel any orders from BSC, and/or delay any shipments to BSC, until payment is made or assurances required by the Company are received from BSC, or the Company may terminate this Agreement in accordance with the notice provisions of Section 13.2 hereof, unless there is an unresolved good faith dispute by BSC, as to which it has previously notified the Company in writing in reasonable detail, with regard to the Company's entitlement to such payment.

10.  SHIPMENT.

           10.1. Shipment. All Products will be shipped by the Company to BSC's identified warehouse facilities or freight forwarder, or, as may be agreed in writing by the Company with BSC from time to time, drop-shipped to a specified End-User. Unless specified in BSC's order, the Company will select the mode of shipment and the carrier, and will pay for carriage, insurance and freight to the point of destination, and will bill BSC, and BSC will pay, for such costs of carriage, insurance and freight as part of the invoice for such shipment. The Company will name BSC as an additional named insured with respect to BSC's insurable interest in such shipment.

           10.2. Title and Risk of Loss. Title and all risk of loss of or damage to shipped Products will pass to BSC only upon delivery by the Company to BSC's point of destination.

           10.3. Partial Delivery. Unless BSC advises the Company to the contrary in writing, and subject to the provisions of Sections 9.3 and 10.4 hereof with respect to make-up of delayed shipments by the Company, the Company may make partial shipments on account of BSC's orders, to be separately invoiced and paid for when due. Delay in delivery of any installment will not relieve BSC of its obligation to accept the remaining deliveries, subject to the Company's obligations hereunder with respect to such delayed shipments.

           10.4. Delivery Schedule; Delays; Allocation. The Company will use reasonable efforts to meet BSC's requested delivery schedules for Products, but the Company reserves the right to refuse, cancel or delay shipment to BSC when BSC's ability to satisfy its obligations to the Company is impaired, when BSC is delinquent in payments or fails to meet other reasonable and customary credit or financial requirements established by the Company, or when BSC has failed to perform its obligations under this Agreement. If orders for Products exceed the Company's available inventory thereof, the Company will allocate its available inventory and make deliveries on a basis the Company deems fair and reasonable, in its sole discretion, based upon historical sales in the United States and outside of the United States, and without liability to BSC on account of the method of allocation chosen or its implementation. The Company's right to allocate available Products under this Section 10.4 will not relieve the Company of the consequences under Section 9.3 hereof for the Company's failure to timely deliver Products; provided that in no event, except as specifically set forth herein, will the Company be liable for any indirect, collateral, special, incidental or consequential losses, or other damages, including without limitation lost profits, loss of business reputation, and/or lost business opportunity, to BSC or to any other party for failure of the Company to deliver Products or for any delay or error in delivery of Products for any reason whatsoever.

           10.5. Export/Import License. BSC will, at its expense, secure and maintain all import licenses, customs clearances, and currency exchange authorizations, as required by the appropriate governmental authorities in the countries in the Territory where BSC and its subdistributors distribute and sell the Products. The Company and BSC will comply with all United States and foreign governmental requirements with respect to the export and import of Products and will not export, or allow to be exported or re-exported, any of the Products except in compliance with such restrictions, laws and regulations. BSC will comply with all sales, use and value added tax law requirements for countries within the Territory. BSC will provide the Company with complete and accurate copies, and originals as may be legally required, of all documents, including without limitation license and approvals, in the possession of BSC relating to import and export of the Products hereunder as the Company may request reasonably and good faith in writing in order for the Company to comply with its legal obligations with respect to such import and export.

           10.6. Inspection Of Shipments By BSC. Within fifteen (15) days after receipt of Products from the Company by BSC (or by BSC's customer, if drop-shipped by the Company to such customer by written agreement with BSC to
do), BSC will inspect all incoming units of Products, under guidelines to be mutually agreed in writing from time to time by the Company and BSC, and will promptly notify the Company by facsimile of any damages to or shortages of Products, and/or of any defective Products in such shipment. The parties will cooperate in good faith as to any returns or replacements necessary, in the good faith judgment of BSC as a result of such timely inspection, to make such shipment conforming to the order therefor as a result of such shortages and/or defective Products. Products not inspected by BSC within such required time period will be deemed accepted by BSC, subject to the Company's warranty obligations with respect to such Products.

11.  PRICES AND PAYMENT.

           11.1. Hardware Unit Transfer Price to BSC. The price of each Hardware Unit sold by the Company to BSC pursuant to this Agreement will be its relevant Hardware Unit Transfer Price, as determined as hereinafter provided:

                     11.1.1. Hardware Unit Transfer Price Generally. [ ** ]

                     11.1.2. Hardware Unit Transfer Price For [ ** ]

                     11.1.3. Effect on Hardware Unit Transfer Price of Increases in Company Hardware Unit Cost. If the Company's direct labor and materials costs for Hardware Units increases after the Effective Date, then the Company Hardware Unit Cost for Hardware Units manufactured (whether by third party manufacturers or by the Company) from and after the date the Company recognizes such increase on its financial books and records will be correspondingly increased dollar for dollar provided that in case of such increase, the total of indirect labor and materials costs and overhead costs will not, when calculated as a percentage, exceed [ ** ] of such increased direct labor and materials cost. The Company will use reasonable commercial efforts to reduce the Company Hardware Unit Cost.

                     11.1.4. Effect on Hardware Unit Transfer Price of Decreases in Company Hardware Unit Cost. If the Company's direct labor and materials cost for Hardware Units decreases after the Effective Date, then the Company Hardware Unit Cost for Hardware Units manufactured from and after the date the Company recognizes such decrease on its financial books and records will be correspondingly decreased dollar for dollar, provided that in case of such decrease, the total of indirect labor and materials costs and overhead costs will be calculated, as a percentage, not to exceed [ ** ], of such decreased direct labor and materials costs. The Company will use reasonable commercial efforts to reduce the Company Hardware Unit Cost.

                     11.1.5. Lease and Rentals of Hardware Units. For purposes of this Agreement, a lease or rental by BSC or its subdistributor, of a Hardware Unit to an End-User will be deemed to be a sale by BSC or its subdistributor of such Hardware Unit to such End-User, and not a [ ** ].

           11.2.     Disposables Transfer Price to BSC.

                     11.2.1. Disposables Transfer Price. The price which BSC will pay to the Company for the purchase of Disposables hereunder (the "Disposables Transfer Price"), except as provided in Section 11.2.2, will be [ ** ].

                     11.2.2. Minimum Pricing. [ ** ].

           11.3. Initial Disposables ASP's and Initial Hardware Unit Transfer Price; [ ** ] ASP Report; Adjustment of Hardware Unit Transfer Price and Disposables Transfer Price For Changed ASP's; Exchange Rates.

                     11.3.1. Initial Disposables ASP's and Initial Hardware Unit Transfer Price. During [ ** ], as applicable, during the term hereof: (a) for purposes of determining the respective Disposables Transfer Prices, [ ** ].

                     11.3.2. [ ** ]ASP Report; Disposables ASP's and Hardware Unit ASP's. Within [ ** ] after the end of each [ ** ], during the term of this Agreement, BSC will deliver to the Company a written report (the "[ ** ] ASP Report"), signed by a designated financial officer of BSC or, at BSC's election and at BSC's cost, by the independent accountants of BSC, setting forth in reasonable detail the calculation and resulting Average Sales Price for each type of Disposable (the relevant "Disposables ASP" for such relevant reported [ ** ]), and of Hardware Units (the relevant "Hardware Unit ASP" for such relevant reported [ ** ]), sold by BSC and its subdistributors during [ ** ]. The

                     [ ** ] ASP Report will specifically identify the number and type of all Disposables and Hardware Units so sold, or initially leased or rented, by BSC and its subdistributors during [ ** ] in Europe and in Japan and the ROW. In calculating the relevant Disposables ASP's and Hardware Units ASP's for [ ** ], placements of [ ** ] during [ ** ] will not be included.

                     11.3.3. Adjustment of Hardware Unit Transfer Price and the Disposables Transfer Price For Changed ASP's. The relevant Hardware Unit Transfer Price for each Hardware Unit, and the relevant Disposables Transfer Price for each Disposable, for which an order by BSC is accepted by the Company hereunder during [ ** ] during the term hereof, will be the relevant Hardware Unit Transfer Price or Disposables Transfer Price, as the case may, used for and in the immediately preceding [ ** ]. The Hardware Unit Transfer Price which BSC will pay the Company for each Hardware Unit, and the Disposables Transfer Price for each Disposable, for which an order by BSC is accepted by the Company (under
Section 9 hereof) after the date of delivery by BSC to the Company of the [ ** ] ASP Report for the immediately preceding [ ** ], and during the balance of [ ** ], will be calculated using the relevant Hardware Unit ASP or Disposables ASP as the case may, for such immediately preceding [ ** ] as set forth in the such [ ** ] ASP Report.

                     11.3.4. Cash Adjustment For Differences in ASP. If the relevant Hardware Unit Transfer Price and/or Disposables Transfer Price for the [ ** ] which results from such calculation is more than the relevant Hardware Unit Transfer Price and/or Disposables Transfer Price, as the case may be, charged by the Company to BSC for orders accepted during [ ** ], then BSC will pay such difference in cash to the Company no later than the end of the [ ** ], the aggregate amount calculated by multiplying such relevant difference by the relevant number of units of Disposable and/or Hardware Units, as the case may be, for which such orders were accepted during such [ ** ] period. If the relevant Hardware Unit Transfer Price and/or Disposables Transfer Price for the [ ** ] which results from such calculation is less than the relevant Hardware Unit Transfer Price and/or Disposables Transfer Price, as the case may be, charged by the Company to BSC for orders accepted during [ ** ], then the Company will pay in cash to BSC, no later than [ ** ], the aggregate amount calculated by multiplying such relevant difference by the relevant number of units of Disposable and/or Hardware Unit, as the case may be, for which such orders were accepted during such [ ** ]. This Section will not affect the applicability of Section 12.2.3.

                     11.3.5. Proration and Effect of Termination or Expiration. The adjustments and cash payments provided for in Sections 11.3.3 and 11.3.4 hereof, respectively, will be prorated and equitable and ratably adjusted for any partial [ ** ]. In the event of termination or expiration hereof, the parties' respective obligations to make cash adjustment payments under Sections
11.3.3 and 11.3.4 hereof will extend to the end of the [ ** ] in which such termination or expiration occurs.

                     11.3.6. Exchange Rates. For purposes of determining ASP's under this Agreement, all amounts will be converted into dollars at the end of each calendar month during the term of this Agreement, using as the foreign exchange rate the average, as calculated by BSC, for such calendar month of the daily exchange rates for the relevant currency as such daily exchange rates are listed in the Wall Street Journal, or using such other methodology as may be agreed to by the parties hereto in writing from time to time.

           11.4. Price to BSC For Parts. During the term hereof, the price at which the Company will sell Parts to BSC will be the Company's manufacturing cost (direct and indirect labor and materials costs and overhead costs) as determined in accordance with generally accepted accounting principles for the relevant Part plus [ ** ].

           11.5. Taxes, Tariffs, And Related Fees. The Company's prices do not include any national, state or local sales, use, value added or other taxes, customs duties, or similar tariffs and fees which the Company may be required to pay or collect upon the delivery of Products or upon collection of the purchase price. If any tax or levy thereof is made to the Company, or to BSC, or to any third party, by any relevant authority, BSC will pay such tax or levy and indemnify the Company for any claim for such tax or levy demanded. BSC represents and warrants to the Company that all the Products acquired hereunder are for redistribution in the ordinary course of BSC's business, and BSC will provide the Company with appropriate resale certificate numbers and other documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any such taxes or fees. BSC will pay on the Company's behalf any withholding taxes required by applicable law. BSC will supply the Company with evidence of such payment of withholding tax, in a form reasonably acceptable to the Company to meet the requirements for claiming foreign tax credits on the Company's federal income tax return.

           11.6. Payment Terms. All payments by BSC to the Company for Products ordered by BSC pursuant to this Agreement will be made in United States dollars, free of any currency control or other restrictions, to the Company at the address designated in writing to BSC by the Company from time to time.

                     11.6.1. Cash or Letter of Credit Payment. Unless otherwise agreed by the Company in writing, BSC will either:

                     11.6.1.1. Cash Payment. Pay by check or wire transfer to a bank account designated by the Company in writing to BSC from time to time, the amount of the aggregate prices of the Products ordered (plus any applicable taxes, shipping and other charges as the parties may agree in writing as to such order), within [ ** ] after, but not counting, the date of the invoice (which will be no earlier than the actual shipping date) issued by the Company in conjunction with such shipment (the "Invoice Date"); or

                     11.6.1.2. Letter of Credit Payment. Cause to be issued by a bank reasonably acceptable to the Company, and confirmed by a bank designated by the Company, one or more irrevocable letters of credit to be equal to the aggregate prices of the Products ordered (plus any applicable taxes, shipping and other charges) and to provide for payment at sight [ ** ] after the Invoice Date upon presentation of the Company's invoice and received shipping documents (which BSC will timely deliver or cause to be delivered to the

           Company in each case) evidencing delivery of the invoiced the Products to the carrier or freight forwarder.

                     11.6.2. Credit Terms; Security Interest. At the Company's option, and if agreed in writing by the Company with BSC, shipments of Products hereunder may be made on such credit terms, beyond the [ ** ] terms provided for in this Agreement, as will be specified in such written agreement. The Company reserves the right at all times either generally or with respect to any specific order by BSC to vary, change or limit the amount or duration of credit to be allowed to BSC pursuant to this Section 11.6.2. BSC agrees that if and when the Company, pursuant to any such written agreement, establishes a line of credit for BSC or permits BSC to obtain Products on open account, BSC concurrently grants the Company a continuing security interest in the Collateral (as defined below) in order to secure payment of the Indebtedness (as defined below). The "Collateral" means any the Products now or hereafter acquired by BSC and all proceeds therefrom and accessions thereto, and "Indebtedness" means any and all debts, obligations or liabilities of BSC to the Company, now or hereafter existing, including without limitation, any late payment charges due from BSC hereunder and any expenses incurred by the Company in enforcing its rights hereunder (including without limitation reasonable attorneys' fees, court costs and the costs of retaking and holding the Collateral, preparing it for resale or other disposition, or selling or otherwise disposing of it). BSC acknowledges that this Section 11.6.2 constitutes a security agreement and hereby authorizes the Company to file any financing statement or other documents necessary to perfect the Company's security interest in the Collateral in any public office in any jurisdiction deemed necessary by the Company, but only if credit is extended under this Section 11.6.2. BSC hereby grants the Company a limited power of attorney for the sole purpose of executing, in BSC's name, any financing statements and related documents deemed necessary by the Company to perfect the security interest granted herein. Upon the occurrence of any event specified in Section 13.2 hereof permitting termination of this Agreement, the Company, in addition to all other rights and remedies under this Agreement, will be entitled to all rights, powers and remedies available to a secured party under the Uniform Commercial Code with respect to the Collateral.

                     11.6.3. Interest. Payments hereunder owed by BSC for the purchase of Products, other than amounts contested in good faith by BSC in writing to the Company, setting forth in reasonable detail the basis for such disputed status, will be delinquent to the extent not received by the Company within [ ** ] after, but not counting, the Invoice Date. Simple interest will accrue on any such delinquent amounts at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable usury law.

                     11.6.4. Acceleration of Due Dates In The Event of BSC Breach. The Company reserves the right, upon written notice to BSC, to declare all sums immediately due and payable in the event of a breach by BSC of any of its material obligations to the Company hereunder, including the failure of BSC to comply with credit terms or to timely pay amounts due to the Company hereunder and not then contested in good faith by BSC (a "Payment Breach").

           11.7. Offsets. Each party hereto will have the right to offset amounts due and owing to the other party hereto for amounts due by such offsetting party to the other party pursuant to other provisions of this Agreement, provided that (a) offsets resulting from adjustments of Disposables Transfer Prices and of and Hardware Unit Transfer Prices, due to changed relevant

           ASP's, pursuant to Section 11.3 hereof, will be set forth in reasonable detail in the relevant [ ** ] ASP Report, and (b) any other offsets claimed by either party will be set forth in reasonable detail in writing by the offsetting party to the other party at the time such offset is claimed.

12.  RECORDS RETENTION; COMPLIANCE CERTIFICATES.

           12.1. Records Retention. BSC and the Company each will maintain accurate records sufficient to determine the reports, including the BSC Compliance Certificate and the Company Compliance Certificate described below, and the payments due to be made by such party under this Agreement to the other, all in accordance with generally accepted accounting practices (a) for at least twenty-four (24) months from and after, but not counting, the last month of the Contract Year to which such records pertain, and (b) for a period of twenty-four
(24) months from and after, but not counting, the month in which occurs the termination or expiration of this Agreement for any reason.

           12.2. Compliance Certificates.

                     12.2.1. BSC Compliance Certificate. Upon reasonable written request by the Company to BSC during the term hereof, and for the twenty-four
(24) month period after but not including the month of termination or expiration of this Agreement, BSC will deliver to the Company a certificate (the "BSC Compliance Certificate"), prepared and signed by BSC's independent accountants, setting forth and verifying in reasonable detail BSC's calculation of the Disposables ASP's and Hardware Units ASP's and Parts revenues and costs during any particular period of time (not longer than the previous two (2) years) during the term hereof requested reasonably and in good faith by the Company provided that BSC will not, unless requested to do so by the Company at the request of the Company's independent accountants, and not pursuant to a request to such accountants by the Company, be required to deliver a BSC Compliance Certificate more than once every twelve (12) months. Absent manifest error or fraud, the contents of such Compliance Certificate will be binding upon the parties hereto.

                     12.2.2. Company Compliance Certificate. Upon reasonable written request by BSC to the Company during the term hereof, and for the twenty-four (24) month period after but not including the month of termination or expiration of this Agreement, the Company will deliver to BSC a certificate (the "Company Compliance Certificate"), prepared and signed by the Company's independent accountants, setting forth and verifying in reasonable detail the Company's calculation of the manufacturing costs (direct and indirect labor and materials costs and manufacturing overhead costs) for Parts determined in accordance with generally accepted accounting principles and Company Hardware Unit Cost for Hardware Units, and the Company's Self-Covered Warranty Costs related to the relevant Hardware Units, during any particular period of time (not longer than the previous two (2) years) during the term hereof requested reasonably and in good faith by BSC provided that the Company will not, unless requested to do so by BSC at the request of BSC's independent accountants, and not pursuant to a request to such accountants by BSC, be required to deliver a Company Compliance Certificate more than once every twelve (12) months. Absent manifest error or fraud, the contents of such Compliance Certificate will be binding upon the parties hereto.

                     12.2.3. [ ** ]

13.        TERM OF AGREEMENT AND TERMINATION.

           13.1. Term. The term of this Agreement will commence on the Effective Date and will expire in the relevant areas of the Territory as set forth below, subject to the respective rights of the parties to earlier termination as set forth in this Agreement:

                     13.1.1. Europe. If BSC or BSC's subdistributors have
[ ** ], the term hereof in Europe will expire at 11:59 p.m. Massachusetts time on the later to occur of (i) the date that is five (5) years after the Effective Date or (ii) the date that is thirty-six (36) months after the European Regulatory Approval Date. If BSC has not [ ** ], the term hereof in Europe will expire at 11:59 p.m. Massachusetts time on the date that is thirty-six (36) months after the European Regulatory Approval Date but not later than January 21, 2003.

                     13.1.2. Japan. The term hereof as to Japan will expire at 11:59 p.m. Massachusetts time on the date that is the later of (i) five (5) years after the Effective Date or (ii) 36 months after receipt of full regulatory approval in Japan but not later than March 31, 2003.

                     13.1.3. ROW. The term hereof as to the ROW will expire at 11:59 p.m. Massachusetts time on the same date as the term hereof expires with respect to Europe, as provided in Section 13.1.1 hereof.

           13.2. Termination. This Agreement may be terminated prior to its expiration as follows:

                     13.2.1. Termination By Either Party For Insolvency, Etc. Of Other Party. In addition to their other rights of termination under this Section 13, either party may terminate this Agreement immediately upon written notice to the other party if the other party:

                            (a) Becomes insolvent, make a general assignment for the benefit of its creditors, have a receiver or manager appointed or otherwise commence, or become the subject to, any action relating to bankruptcy, insolvency, reorganization, dissolution, or winding up; or

                            (b) Attempts to assign, convey, or otherwise transfer in whole or in part any of its rights hereunder to any third party without the other party's prior written consent based upon full, true and correct disclosure of the proposed transaction to the other party.

                     13.2.2. Termination By The Company For BSC's Material Breach. In addition to the Company's other rights of termination under this
Section 13, the Company may terminate this Agreement upon at least sixty (60) days' prior written notice to BSC in the event of any material breach of this Agreement by BSC which remains uncured after such sixty (60) day period; a Payment Breach will be deemed to be a material breach by BSC hereunder.

                     13.2.3. Termination By BSC For The Company's Material Breach; Certain Other Voluntary Termination Rights of BSC. In addition to BSC's other rights of termination under this Section 13:

                     13.2.3.1. Company Material Breach. BSC may terminate this Agreement upon at least sixty (60) days' prior written notice to the Company in the event of any material breach of this Agreement by the Company which remains uncured after such sixty (60) day period.

                     13.2.3.2. Certain Other Voluntary Termination Rights of BSC. BSC may terminate this Agreement voluntarily for any reason, with such termination to be effective at any time after December 31, 1997, upon at least six (6) months' written notice to the Company given on or before December 31, 1998 (a "BSC Voluntary Termination"). If so requested in writing by the Company to BSC as a result of a BSC Voluntary Termination, BSC and the Company will enter into an extension of the term of this Agreement through the end of an additional period, beyond the period of notice given by BSC, which additional period will be up to the result of subtracting from twelve (12) the number of full calendar months' notice given by BSC as to the effective date of such BSC Voluntary Termination; provided that the [ ** ] will not be applicable during such period. Except as may be otherwise agreed in writing by the Company, in the event of any BSC Voluntary Termination, this Agreement automatically, upon the date of BSC's written notice thereof to the Company, will become nonexclusive throughout the Territory for the balance of the term hereof during such notice period and as to any extension thereof as such extension may be agreed in writing by the parties pursuant to the immediately preceding sentence hereof, and all [ ** ] beginning the later of (i) January 1, 1998 or (ii) the date of such written notice, will terminate.

                     13.2.4. Termination By Certain Successors to The Company. Any party which is a successor to the Company (a "Successor") (not including an entity organized or controlled by the current management of the Company, which will include any entity which such management owns or controls in excess of 5% of the capital stock prior to the acquisition), by reason of a merger or consolidation in which the Company is not the survivor (including a reverse triangular cash for stock or stock for stock merger in which the Company is the surviving entity but in which such successor has voting control of the Company which it did not have before such merger), or otherwise in which the shareholders of the Company immediately prior thereto do not control the Company thereafter (a "Consolidation"), or by reason of an acquisition of all or substantially all of the Company's assets (an "Asset Acquisition"), may elect to terminate this Agreement any time after the date which is six months after the later of the effective date or closing date, as applicable, of the Consolidation or Asset Acquisition (the "Closing Date"), upon six (6) months' prior written notice to BSC (a "Successor Termination Notice"), given no later than such Closing Date, and upon (a) [ ** ], and (b) the repurchase for cash, by wire transfer or cashier's check, (the "Termination Repurchase"), by such Successor, or its designee in writing to BSC, at BSC's original cost from the Company, of all Products that are still in BSC's inventory (including Products purchased by BSC for Japanese regulatory requirements and either held in inventory [ ** ]) as of the termination date set forth in such Successor Termination Notice, which Termination Repurchase will be made and paid for no later than the expiration of the notice period set forth in such Successor Termination Notice.

           13.3. Effect of Expiration or Termination.

                     13.3.1. Orders After Expiration or Termination; Continuing Purchases. If any notice of termination of this Agreement is given by either party hereto, the Company will be entitled to reject all or part of any orders received from BSC after the Company's receipt or giving of such notice, as the case may be, but prior to the effective date of termination specified in such notice, or the date of expiration if availability of Products is insufficient, at the date such notice is given or received, as the case may be, by the Company, in order for the Company, in its good faith judgment, to meet the needs of the Company and its customers fully. Notwithstanding any credit terms made available to BSC prior to such notice or expiration, except as agreed to by the Company in writing or in the event of a termination pursuant to Section 13.2.4 hereof any Products shipped after a notice of termination will be paid for by BSC by certified or cashier's check prior to shipment, subject to Section 11.7 hereof. The expiration of this Agreement or the termination of this Agreement by either party for any reason will not relieve BSC of its obligation to either (i) pay for all Products delivered by the Company to BSC pursuant to the firm order portion the monthly Estimates accepted by the Company prior to the termination of this Agreement or (ii) return such Products to the Company, with the costs of such return to be at BSC's expense, for full credit if previous purchases by BSC from the Company exceed the applicable relevant [ ** ] and/or [ ** ]. BSC has the discretion to choose either alternative or a combination of both alternatives, and will inform the Company of its decision in writing. Furthermore, such expiration or termination will not relieve the Company of its obligation to deliver all Products under all such accepted orders, if not canceled by BSC in writing to the Company, if previous purchases by BSC from the Company exceed the applicable relevant [ ** ] and/or [ ** ]. To the extent reasonably and in good faith requested by BSC in writing to the Company, the Company will sell to BSC, or direct to End-Users in the Territory, as BSC and the Company agree, Parts for Systems placed by BSC or its subdistributors in the Territory to such End-Users during the term hereof, provided that (a) the Company may allocate delivery of such Parts as the Company believes appropriate, and (b) unless otherwise agreed by the Company in writing, all such sales of Parts will be paid for by BSC or by such End-User by certified or cashier's check prior to shipment.

                     13.3.2. No Releases As To Payment. Except as expressly provided in this Agreement, expiration or termination of this Agreement will not relieve or release either party from its obligation to make any payments which it may owe the other party under the terms of this Agreement, or from any other liability which either party may have to the other party arising out of this Agreement or the breach of this Agreement.

                     13.3.3. Disposition of Leases and Rentals Upon Expiration or Termination. If any Hardware Units are under lease or rental by BSC to End-Users on the date of the expiration or termination of this Agreement, BSC and the Company will use their diligent and commercially reasonable efforts to arrange for the transfer of the lessor's or renter's interest under such leases or rental arrangement from BSC to the Company upon written terms that are mutually agreeable to BSC, the Company and such End-User lessee or renter, provided that if such lease or rental arrangement cannot be so assigned despite such efforts, then BSC will continue as the lessor or renting party thereunder, and BSC and BSC itself, or by a third party contracted by BSC, subject to performance by the Company of the Company's warranty obligations, but neither BSC or the Company will be responsible for ongoing maintenance and support of such Hardware Units after such expiration or termination, except to the extent legally mandated.

                     13.3.4. Return of Materials. Upon expiration or termination of this Agreement, BSC will immediately cease using all advertising and promotional matters and other printed matter in its possession or under its control containing any of the tradenames or trademarks of the Company except to the extent necessary to sell existing inventory of Products which BSC has elected not to return to the Company for credit, and BSC will deliver all such materials to the Company at the Company's request unless BSC's name or products other than the Products are featured in such materials, in which event BSC may, and will if it so chooses, destroy such materials rather than deliver the same to the Company.

                     13.3.5. No Continuing Rights. Upon expiration or the effective termination date of this Agreement, BSC and its subdistributors will immediately cease all display, advertising and use of all trademarks, trade names, logos and designations of the Company and will not thereafter use, advertise or display any trademark, trade name, logo or designation which is, or any part of which is, similar to or confusing with any trademark, trade name, logo or designation associated with any Product.

                     13.3.6. Registrations; Regulatory Approval Costs. Upon expiration or termination of this Agreement (a) BSC will, at the cost of the Company, assign and transfer to the Company any registrations for the System in the Territory which are not in the name of the Company and will cooperate on any and all such necessary steps to effectuate such assignment and transfer, and (b) the Company will reimburse BSC for any regulatory approval costs incurred by BSC on the Company's behalf pursuant to this Agreement which the Company is required to


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


pay hereunder and that have not then been paid, or reimbursed to BSC, as the case may be, by the Company.

           13.4. Certain Transitional Support To The Company By BSC. During the period of time from the giving of any BSC Voluntary Termination notice until the effective date of such termination (including any agreed extensions of the term of this Agreement), BSC will cooperate with the Company in good faith to effect as smooth a transition in the Territory as possible, including the provision by BSC to the Company, if so requested in good faith by the Company in writing, and pursuant to a written agreement between BSC and the Company in customary form, of such distribution physical facilities and administrative support as the Company in good faith requests; provided that BSC's obligations under this
Section 13.4 will cease six (6) months after the effective termination date.

           13.5. Limitation of Liability. THE PARTIES HERETO EXPRESSLY UNDERSTAND AND AGREE THAT THE RIGHTS OF TERMINATION SET FORTH IN THIS SECTION 13 IS ABSOLUTE, AND THAT THE PARTIES HAVE CONSIDERED THE POSSIBILITY OF SUCH TERMINATION AND THE POSSIBILITY OF LOSS AND DAMAGE RESULTING THEREFROM, IN MAKING EXPENDITURES PURSUANT TO THEIR PERFORMANCE OF THIS AGREEMENT. IT IS THE EXPRESS INTENT AND AGREEMENT OF THE PARTIES THAT, EXCEPT AS PROVIDED OTHERWISE IN THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY DIRECT, INDIRECT, COLLATERAL, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES, OR OTHER DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, LOSS OF BUSINESS REPUTATION, LOSS OF GOODWILL, LOSS OF THE OPPORTUNITY TO RECOUP THE INVESTMENT AND/OR LOST BUSINESS OPPORTUNITY, INCURRED BY THE OTHER PARTY ARISING, DIRECTLY OR INDIRECTLY, FROM OR ON ACCOUNT OF ANY EXPENDITURES, INVESTMENTS, LEASES OR COMMITMENTS MADE BY EITHER PARTY OR FOR ANY OTHER REASON WHATSOEVER BASED UPON OR GROWING OUT OF SUCH TERMINATION OR EXPIRATION.

14.  WARRANTY AND LIMITATION OF REMEDIES.

           14.1. Warranties. The Company warrants to BSC that Hardware Units will perform in accordance with their specifications and be free of defects in materials and workmanship for a period of one (1) year after the date of delivery of the Hardware Units by BSC to its relevant End-Users and Disposables will perform in accordance with their specifications until the expiration of their twenty-four (24) month sterility period, when any such relevant Product is used properly in accordance with the Company's specifications. The Company further warrants that the Products will be manufactured in compliance with ISO 9001, and in conformity the Company's specifications for such Products and in accordance with other applicable rules and regulations of foreign and domestic regulatory authorities or notified bodies. Except where the Company states otherwise in writing, Disposables are not warranted for use more than once. The Company will, in its discretion, either repair or replace any Product that it determines was defective or will refund to BSC the purchase price paid by BSC to the Company for such Product, provided that BSC returns the Product to the Company, at the Company's cost within one (1) year after the date of the delivery of the Hardware Unit involved by BSC to the End-User or within the sterility period in the case of Disposables. Except as expressly provided under Sections 10.6, 10.7, 15.2 and 17 hereof, repair, replacement, or refund of Products by the Company for warranty will be the exclusive remedy with respect to all Products. The Company's warranty does not apply to damage resulting from misuse, neglect, accident, failure to maintain sterilization, or from improper installation or maintenance, or to any Product altered or repaired by anyone other than the Company or its authorized representatives.

           14.2. Limitation As To The Company's Warranty On Products. THE COMPANY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO PERFORMANCE OF ANY OF THE PRODUCTS OR AS TO SERVICE TO BSC OR TO ANY OTHER PERSON, EXCEPT AS SET FORTH IN THIS AGREEMENT AND IN ANY WRITTEN LIMITED WARRANTY OF THE COMPANY AS TO A PARTICULAR PRODUCT ACCOMPANYING DELIVERY OF SUCH PRODUCT. THE COMPANY RESERVES THE RIGHT TO CHANGE THE WARRANTY AND SERVICE POLICY SET FORTH IN ANY SUCH LIMITED WARRANTY, OR OTHERWISE, AT ANY TIME, WITHOUT FURTHER NOTICE AND WITHOUT LIABILITY TO BSC OR ANY OTHER PERSON, PROVIDED SUCH REVISED WARRANTY CONTAINS AT LEAST THE TERMS PROVIDED FOR IN SECTION 14.1 HEREOF.

           14.3. Disclaimer of Warranties. TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXCLUDED BY THE COMPANY.

           14.4. Prohibition on Warranties By BSC to Any Third Party. BSC will make no warranty, guarantee or representation, whether written or oral, on the Company's behalf, to any third party with respect to any of the Products, and all warranties will run directly from the Company, or from third party suppliers to the Company, in each case as will be set forth in the Company's limited warranty for the relevant Product, to the End-User.

           14.5. Limited Liability.

                     14.5.1. Limitation of The Company's Liability. REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN OR IN THE COMPANY'S LIMITED WARRANTY ACCOMPANYING DELIVERY OF ANY PRODUCT FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE, THE COMPANY WILL NOT BE LIABLE FOR ANY INDIRECT, COLLATERAL, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES, OR OTHER DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, LOSS OF BUSINESS REPUTATION, AND/OR LOST BUSINESS OPPORTUNITY, SUFFERED BY BSC, ANY END-USER OR ANY OTHER PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY PRODUCTS, FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF THE COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                     14.5.2. BSC Acknowledgment. BSC acknowledges and agrees that the limitations of liability and disclaimers of warranty set forth in this Agreement will apply


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


                     regardless of whether the Company has tendered delivery of any Products or of whether BSC has accepted any Products. BSC acknowledges that the Company has set the Company's prices to BSC hereunder, and that the Company has entered into this Agreement, in reliance on the disclaimers of liability, the disclaimers of warranty and the limitations of liability set forth in this Agreement and that the same form an essential basis of the bargain between the parties in this Agreement.

15. INTELLECTUAL PROPERTY INFRINGEMENT; PRODUCT LIABILITY; INDEMNIFICATION AND LIMITATIONS.

           15.1. Indemnification Provisions.

                     15.1.1. Indemnification of BSC By The Company For Intellectual Property Claims. The Company hereby warrants to BSC that (a) the distribution of the Products by BSC under the terms of this Agreement will not infringe any valid intellectual property rights held by any third party; (b) the Company has full rights to manufacture and sell the Products to BSC for resale to BSC's subdistributors and to End-Users, within the Territory; and (c) the End-Users have the right to use the Products for the purpose indicated on the directions for use provided by the Company for such Products within the Territory. Subject to the limitations set forth herein, the Company will, at its expense, indemnify and defend BSC against and hold BSC harmless from, and pay, any and all claims, liabilities, judgments, losses, damages, costs and expenses, including reasonable attorney's fees incurred by BSC if the Company fails to accept the tender of the defense of the claim and to defend or otherwise resolve the claim (collectively "Damage") caused by, arising under, based upon or resulting from any claim based on an allegation that a Product as supplied by the Company hereunder infringes any intellectual property right, including without limitation, a patent, trademark or copyright, of a third party. BSC agrees to: (a) give the Company written notice of any such claim BSC receives;
(b) allow the Company to direct the defense and settlement of such claim, provided that the Company will not settle or compromise any such claim, suit, action or proceeding without the consent of BSC (which consent will not be unreasonably withheld) unless the terms of any such settlement or compromise release BSC and all other affected third parties from any and all liability with respect to such claim; and (c) provide the Company, at the Company's cost, with such reasonable information and assistance necessary for the defense and settlement of such claim. If a final injunction is obtained in an action based on any such claim against BSC's, or any of its subdistributors', or any End-User's, possession, distribution or use of a Product by reason of such infringement, or if in the Company's opinion such an injunction is likely to be obtained, the Company may, at its sole option: (i) obtain for BSC and/or such subdistributor and/or such End-User the right to continue using such Product; or
(ii) replace or modify the Product so that it becomes noninfringing; or (iii) if neither alternative (i) nor (ii) immediately preceding can be reasonably effected by the Company, then the Company may advise BSC to cease selling Products in such jurisdiction and credit to BSC up to the total amount paid for the relevant Products during the twelve (12) months prior to such credit, provided that all such Products are returned to the Company in an undamaged condition by BSC or by its subdistributor or by the End-Users, and make an adjustment in the [ ** ] in the same manner as required by Section 15.1.3 for lost future sales until such intellectual property issue is resolved to the mutual agreement in writing of the Company and BSC. If BSC continues to sell in any jurisdiction in which it has received written notice from the Company to cease marketing and


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


selling activities, the indemnification obligations of the Company for such jurisdiction will be null and void.

                     15.1.2. No Combination Claims; No Indirect Or Similar Damages. NOTWITHSTANDING SECTION 15.1 HEREOF, THE COMPANY WILL NOT BE LIABLE TO BSC OR TO ANY OTHER PARTY TO THE EXTENT THAT (A) ANY CLAIM IS CAUSED BY, ARISES FROM OR IS BASED UPON THE COMBINATION, OPERATION OR USE OF ANY PRODUCT WITH EQUIPMENT, DATA OR SOFTWARE NOT SUPPLIED BY THE COMPANY (EXCEPT SUCH COMBINATION, OPERATION OR USE SPECIFIED AS PERMITTED BY THE DIRECTIONS FOR USE PROVIDED BY THE COMPANY) OR TO THE EXTENT SUCH CLAIM ARISES FROM OR IS AS A RESULT OF ANY UNAUTHORIZED ALTERATION OR MODIFICATION OF THE PRODUCTS AFTER SHIPMENT BY THE COMPANY THEREOF UNDER THIS AGREEMENT OR (B) FOR ANY INDIRECT, COLLATERAL, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES, OR OTHER DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, LOSS OF BUSINESS REPUTATION, AND/OR LOST BUSINESS OPPORTUNITY OF BSC.

                     15.1.3. Limitation. THE PROVISIONS OF SECTION 15.1 HEREOF SET FORTH THE ENTIRE LIABILITY OF THE COMPANY AND THE SOLE REMEDIES OF BSC AND ANY THIRD PARTIES WITH RESPECT TO INFRINGEMENT AND ALLEGATIONS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OR OTHER PROPRIETARY RIGHTS OF ANY KIND IN CONNECTION WITH THE INSTALLATION, OPERATION, DESIGN, DISTRIBUTION OR USE OF ANY PRODUCTS.

                     15.1.4. Discontinuance of Product Sales. In the event of an Infringement Claim, BSC may elect to discontinue the sale of the Product(s) involved in the jurisdiction to which the Infringement Claim relates, and [ ** ] under Section 8.1.1 hereof, based upon good faith negotiations between BSC and the Company, will be reduced in proportion to the direct effect of such discontinuance upon BSC's sales forecast for the entire Territory during any such Contract Year. In the event that BSC or any subdistributor recalls any Products or Hardware Units from End-Users in the jurisdiction to which such Infringement Claim relates, the Company will reimburse BSC or any subdistributor for the price paid by BSC or such subdistributor to the Company with respect to any such recalled Product as to which BSC or such subdistributor makes a refund to End-Users. After the date of any discontinuance of BSC sales in a jurisdiction, BSC and the Company will thereafter be co-exclusive distributors in such jurisdiction for the balance of the term of this Agreement.

           15.2. Indemnification of BSC By The Company For Product Liability And Breach Of Representation Claims. The Company will, at its expense, indemnify and defend BSC against and hold BSC harmless from, and pay, any and all Damages resulting from any claim asserted against BSC by any person or entity or incurred by BSC as a result of any injury, illness, death, property damage, breach of warranty, regulatory violation, or other loss or damage, to the extent that such Damage arises from a defect or alleged defect in design or manufacture of any Product or a failure of such Product to meet the Company's published specifications therefor, or resulting from the negligence, fault or unlawful activity of the Company, or from any breach of any representation, warranty or covenant of the Company herein. BSC agrees to (a) give the Company written notice of any such claim; (b) allow the Company to direct the defense and settlement of such claim, provided that the Company will not settle or compromise any such claim, suit, action or proceeding without the consent of BSC (which consent will not be unreasonably withheld) unless the terms of any such settlement or compromise release BSC and all other affected third parties from any and all liability with respect to such claim; and (c) provides the Company, at the Company's cost, with such reasonable information and assistance necessary for the defense and settlement of such claim.

           15.3. Indemnification of The Company By BSC. BSC will indemnify and defend the Company against and hold the Company harmless from, and pay, any and all Damages resulting from any claim asserted against the Company by any person or entity or incurred by the Company as a result of any injury, illness, death, property damage, or other loss or damage to the extent such Damage arises out of any statements, representations, warranties or advertisements issued by BSC which vary from the statements made by the Company in the Company's own literature or specifications, or from statements approved by the Company pursuant to this Agreement, or otherwise arise from any illegal selling or marketing activities of BSC or those under its control, or from any other breach of any representation, warranty or covenant of BSC herein. The Company agrees to
(a) give BSC written notice of any such claim; (b) allow BSC to direct the defense and settlement of such claim, provided that BSC will not settle or compromise any such claim, suit, action or proceeding without the consent of the Company (which consent will not be unreasonably withheld) unless the terms of any such settlement or compromise release the Company and all other affected third parties from any and all liability with respect to such claim; and (c) provide BSC, at BSC's cost with such reasonable information and assistance necessary for the defense and settlement of such claim.

           15.4. Relative Fault. In the event any claim, suit, action or proceeding is asserted against both BSC and the Company, or one party to this Agreement joins the other party in any such claim, suit, action or other proceeding, each party will be obligated to indemnify the other party with respect to any such matter only if and in proportion to the extent that, such party is first found to have been at fault with respect to such matter by a final, nonappealable judgment of a court of law or a final and binding settlement.

           15.5. General Limitations of Liability. THE INDEMNIFICATION OBLIGATIONS OF EACH PARTY TO THE OTHER PARTY UNDER THIS SECTION 15 WILL EXTEND ONLY TO DAMAGES INCURRED WITH RESPECT TO CLAIMS OF ANY THIRD PARTIES AND WILL NOT INCLUDE ANY CLAIMS FOR INDIRECT, COLLATERAL, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES, OR OTHER DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, LOSS OF BUSINESS REPUTATION, AND/OR LOST BUSINESS OPPORTUNITY, BY EITHER PARTY TO THIS AGREEMENT OR BY ANY PARTY CONTROLLED BY, UNDER COMMON CONTROL WITH, OR CONTROLLING SUCH PARTY, AS A RESULT OF THE CLAIM INVOLVED.

16.  INSURANCE.

           During the term hereof, the Company will, at its own expense, maintain products liability insurance for its manufacturing and sale activities hereunder with respect to the Products, in a combination of primary and excess coverage aggregating at least [ ** ] in total coverage and at least [ ** ] per occurrence, naming BSC as an additional insured under such


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


product liability insurance policy, and will provide BSC with a certificate signed by the President or Chief Financial Officer of the Company confirming the same.

17.  PRODUCT COMPLAINTS; REGULATORY COMPLIANCE; RECALLS.

           17.1. Product Complaints. If the Company or BSC receives any complaint regarding any Product from a third party, including without limitation a rejection by any End-User of any Product or return by any End-user of any Product to BSC or a subdistributor as a result of an alleged failure of such Product's performance, the relevant party hereto will use commercially reasonable efforts to notify the other party hereto immediately as to such event, but no later than seventy-two (72) hours after receipt by the reporting party of such complaint, in writing in reasonable detail as known then to the reporting party, and will provide all information necessary to enable the other party to comply with applicable FDA or other regulatory requirements in a timely fashion. Each party will cooperate fully with the other party to conduct all follow-up and communications with End-Users, and with such authorities as the parties hereto deem appropriate, in dealing with customer complaints concerning the Products and will take such action to promptly resolve such complaints as may be commercially reasonably requested by the other party, provided that (a) BSC will make a preliminary evaluation of each complaint it receives from End-Users as to any Products, and (b) the Company will be responsible, with BSC's cooperation, for investigating and evaluating in detail all End-User complaints as to Products and will keep BSC informed in writing, in reasonable detail, of the Company's findings and conclusions with respect to any such complaint.

           17.2. Regulatory Compliance. BSC will maintain accurate records of all Products sold by BSC, its agents or employees, and provide such installation and other reports as the Company reasonably may request or may be required by law to obtain, in full compliance with FDA and other applicable regulatory requirements. BSC will cooperate with the Company to enable the Company to maintain the compliance system established by the Company, which the Company will maintain and with respect to which the Company will keep BSC advised in reasonable detail from time to time during the term hereof and after expiration or termination hereof as may be legally required or advisable, in order to fulfill all regulatory requirements of the countries in which the Product involved is distributed by BSC or its subdistributors pursuant to this Agreement. The Company will allow BSC or its representatives to inspect the Company's manufacturing facilities as necessary to comply with regulatory requirements or BSC's internal quality assurance procedures upon reasonable advance notice to the Company.

           17.3. Recalls.

                     17.3.1. Procedure. In the event of a recall of any of the Products (a "Recall"), whether voluntary by the Company or involuntary, each party hereto will, at its own expense, cooperate fully with the other party, and with relevant third parties, in effecting such Recall, including without limitation, BSC promptly contacting any End-Users the Company desires be contacted during the course of such Recall, and promptly communicating to such End-Users such information or instructions as the Company may desire be transmitted to such End-Users. In any Recall, BSC and the Company will comply with all applicable regulatory requirements, including without limitation, such requirements of the FDA, the EU, and the particular countries involved. Upon the return to the Company, pursuant to a Recall, of a Product which the

Company requests be returned to the Company and which the Company does not repair and return to the End-User or to BSC, the Company will, at BSC's election in writing to the Company, either (a) reimburse BSC for any commercially reasonable refund which BSC voluntarily makes, or the full amount of any refund that BSC is legally required to make, to such End-User, in respect thereof, up to the amount, in each case, which BSC paid the Company for such Product, or (b) reimburse BSC for the relevant Hardware Unit Transfer Price or relevant Disposables Transfer Price, or the relevant price for Parts, which BSC paid the Company for such Product. In the event of a Recall on or before December 31, 1998, the parties will negotiate in good faith for an appropriate adjustment of the [ ** ].

                     17.3.2. Recall Requested by BSC. In the event BSC, in good faith, believes a Recall should be implemented and so notifies the Company, but the Company, in good faith, believes such Recall should not be implemented, then the parties will negotiate in good faith to resolve such dispute. If such dispute is not resolved within ten (10) days after BSC's notice to the Company, then BSC will be permitted to implement such Recall. The parties will negotiate in good faith for any returns or adjustments of the [ ** ].

18.  CONFIDENTIAL INFORMATION.

           18.1. Protection of Confidential Information of The Other Party. During the term of this Agreement, and so long thereafter as any particular item of confidential and proprietary information is deemed to be confidential or proprietary under the terms of this Agreement, BSC and the Company each will keep confidential, to at least the degree that the receiving party affords to its confidential and proprietary information, and will not disclose to any other party, any and all technical and other information marked "Confidential" or "Proprietary" (or if disclosed other than in documentary form and is designated as "Confidential") made available to the receiving party by the other party. Upon the request of the disclosing party, or in the event of the expiration or other termination of this Agreement, each receiving party will promptly return to the disclosing party all confidential and proprietary information of the disclosing party previously delivered to such receiving party.

           18.2. Non-Use of Confidential Information of The Other Party. Neither the Company nor BSC will use any such confidential or proprietary information of the other party except in conjunction with the purposes of this Agreement. The parties agree that data or other information disclosed pursuant to this Agreement will not be deemed to be confidential or proprietary information of the disclosing party if: (a) it is already in the receiving party's possession, provided that such information is not known to the receiving party to be subject to another confidentiality agreement with or other obligation of secrecy to the Company or another party, or (b) it is or becomes generally available to the public other than as a result of a disclosure by the receiving party or its officers, directors, employees, agents or advisors, or (c) it becomes available to the receiving party from a source other than the disclosing party or its directors, officers, employees, agents, or advisors, provided that such source is not bound by a confidentiality agreement with or other obligation of secrecy to the disclosing party or another party, or (d) it can be shown to have been developed independently by the receiving party employees or consultants who have not had access to the data or other information disclosed pursuant to this Agreement, as evidenced by appropriate documentation.

           18.3. Other Agreements. The parties will execute and deliver with each other such other customary and commercially reasonable nondisclosure or confidentiality agreements during the term of this Agreement as either party hereto may in good faith request of the other.

           18.4. Press Releases. No press release or other written or oral statement to the public in connection with the relationship between the parties which has any direct or indirect reference to BSC, or the Company, this Agreement or any of its provisions will be made by either party unless the party intending to make such press release or statement first provides the other party an opportunity, within commercially reasonable time constraints (unless such opportunity cannot, in the good faith judgment of the releasing party upon advice of its legal counsel, be afforded to the other party) to review and comment on such press release or statement.

19.  DISPUTE RESOLUTION.

           19.1. General. Subject to the provisions of Section 20.12 hereof, and except with respect to any dispute involving the confidential information or intellectual property of either party, for which the parties may seek judicial relief, any dispute arising out of or related to this Agreement will be finally settled in accordance with the Rules of the American Arbitration Association. The arbitration will take place in San Francisco, California with respect to any claims brought by BSC against the Company, and in Boston, Massachusetts with respect to any claims brought by the Company against BSC, but the parties hereby agree to exclude any right of application or appeal to the courts in connection with any question of law arising in the course of the reference or out of the award. Each of the parties will appoint one arbitrator experienced in the less-invasive medical device industry and the two so nominated will, in turn, choose a third arbitrator. If the arbitrators chosen by the parties cannot agree on the choice of the third arbitrator within a period of thirty (30) days after their nomination, then the third arbitrator will be appointed by the American Arbitration Association.

           19.2. Applicable Law; Disclosure. The law of the State of California, excluding that body of law known as conflict of laws, will be the applicable substantive law. The applicable procedural law will be the law of the place of arbitration. The parties agree that they will, before the hearing of any dispute, make discovery and disclosure of all materials relevant to the subject matter of such dispute, subject to such reasonable and customary further nondisclosure agreements or agreements relating to attorney-client privilege as either party may reasonably and in good faith request of the other in connection with such discovery and disclosure.

           19.3. Arbitrator Decisions. The arbitrators will decide in accordance with the terms of this Agreement and will take into account any appropriate trade usages applicable to the transaction. The arbitrators will state in writing the reasons upon which the award is based.

           19.4. Award of Arbitrators. The award of the arbitrators will be final and binding upon the parties. Judgment upon the award may be entered in any court having jurisdiction. An application may be made to any such court for judicial acceptance of the award and an order of enforcement.


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


20.  MISCELLANEOUS.

           20.1. No Agency. Each of the parties hereto is an independent contractor and nothing contained herein will be deemed or construed to create the relationship of an agency, partnership, joint venture, franchise or any other association or relationship between the parties except that of an exclusive distributor relationship as set forth herein. Neither BSC nor the Company will have, and will not hold itself out as having, any right, power or authority to create any contract, obligation or responsibility either express or implied, on behalf of, or in the name of, the other party unless the other party will consent thereto in writing. Neither party will have any authority to bind the other party in any respect. All persons engaged by either party will be such party's employees, legal representatives, agents or independent contractors and not those of the other party.

           20.2. [ ** ]

           20.3. Force Majeure. The Company assumes no liability and will not be liable to BSC for any failure to fill, or any delay in filling, orders received and accepted by the Company, and BSC assumes no liability and will not be liable to the Company for any failure to sell Disposables, to the extent any such event is caused, in whole or in part, directly or indirectly, by any strike or lockout, fire, flood, act of God, accident, explosion, sabotage, embargo, war, riot, act or order of any government or governmental agency, or any other cause beyond the control of, or occurring without the fault of, the Company or BSC, as applicable. The Company will use commercially reasonable efforts to recommence any manufacturing that may have been shut down.

           20.4. Notices. All notices under this Agreement will be in writing, and may be delivered by hand, including FedEx and other recognized national courier service, or sent by facsimile transaction, telex, or registered mail, return receipt requested. Notices delivered by hand will be deemed delivered on the date so delivered. Notices sent by mail will be deemed received on the date of receipt indicated by the return verification provided by the U.S. Postal Service. Notices sent by facsimile or telex will be deemed received the day on which sent, and will be conclusively presumed to have been received in the event that the sender's copy of the facsimile transmission or telex contains the answerback of the other party's facsimile or telex device. Notices will be given or sent to the parties at the following addresses:

     If to BSC:                               If to the Company:

        Boston Scientific Corporation            CardioGenesis Corporation
        Attention:  General Counsel              Attention:  President
        One Boston Scientific Place              540 Oakmead Parkway
        Natick, MA  01760-1537                   Sunnyvale, CA  94086
             Facsimile:  617-650-8951                Facsimile: 408-328-8516

           Either party hereto may designate any other address for notices given to it hereunder, by written notice to the other party given at least ten (10) days prior to the effective date of such change, in accordance with this Section 20.4.

           20.5. Entire Contract. This Agreement, including all Exhibits hereto, is the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous or other oral and written arrangements between the parties with respect to the subject matter hereof.

           20.6. Waivers; Amendments. The waiver or failure of either party to enforce the terms of this Agreement in any one instance will not constitute a waiver of such party's rights under this Agreement with respect to other violations hereof by the other party. No waiver of any of the terms of this Agreement will be binding unless it is in writing signed by both parties hereto. Any amendments to this Agreement will be in writing and will be valid only when signed by both parties hereto.

           20.7. Assignability. This Agreement may not be sold, assigned or transferred by the Company to any third party without the prior written consent of BSC, and, subject to the rights of a Successor under Section 13.2.4 hereof to terminate this Agreement, this Agreement will be binding upon any successor in interest to the Company by merger, consolidation or acquisition of all or substantially all of the assets of the Company. BSC may not assign or transfer this Agreement to a third party without the prior written consent of the Company. Either party may assign this Agreement to any subsidiary controlled by it; provided that such assignee subsidiary agrees in writing with the assignor party and the other party hereto, before such assignment is effective, to be obligated hereunder from and after such assignment as if it were the assigning party, and in such assignment agreement the assigning party agrees to remain fully responsible and liable for the performance of its assignee subsidiary's obligations under this Agreement after such assignment.

           20.8. Severability. If any term or provision of this Agreement is held invalid, illegal or incapable of being enforced by any rule of law, or public policy, such term or provision will be enforced to the maximum extent legally possible, and all other conditions and provisions of this Agreement will remain in full force and effect, unaffected.

           20.9. U.N. Convention Excluded. The U.N. Convention on Contracts for the International Sale of Goods will not apply to this Agreement.

           20.10. Applicable Law and Forum Selection. This Agreement will be governed and construed in accordance with the laws of the State of California, without regard to the rules or principles of any jurisdiction with respect to conflict of laws.

           20.11. Survival. All representations or warranties made in this Agreement by either party, any payment obligation of either party incurred prior to termination or expiration of this Agreement, and the provisions of Sections 11.3.5, 11.5, 12, 13.3, 13.5, 14, 15, 17, 18, 19, 20.4, 20.6, 20.8, 20.9, 20.10
and 20.12 hereof, will survive the expiration or termination of this Agreement and will continue thereafter in full force and effect.

           20.12. Equitable Relief. BSC and the Company each acknowledge that any breach of their respective obligations under this Agreement with respect to the proprietary rights or confidential information of the other party may cause the other party irreparable injury for which there are inadequate remedies at law, and therefore the other party may be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law.

           20.13. Counterparts. This Agreement may be executed in counterparts, each of which will be an original and both of which together will constitute one document.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.


CARDIOGENESIS CORPORATION             BOSTON SCIENTIFIC CORPORATION


By: /s/ Allen W. Hill                 By: /s/ Lawrence C. Best
   ------------------------              ---------------------------------------
Name: Allen W. Hill                   Name: Lawrence C. Best
     ----------------------                -------------------------------------
Title:  President & CEO               Title: Senior Vice President -- Finance &
      ---------------------                 ------------------------------------
                                      Administration and Chief Financial Officer
                                      ------------------------------------------

                                    EXHIBIT A


                  DESCRIPTION OF DISPOSABLES AND HARDWARE UNITS


                                  DISPOSABLES:

           o    ITMR(TM) Probe, catalog number ITMR-101

           o    ITMR Probe, Non-sterile, catalog number ITMR-201

           o    PMR(TM) Catheter (not yet in production)


                                 HARDWARE UNITS:

           o    ITMR System, International, catalog number TMRS-101

           o    PMR(TM) System (not yet in production)

           o    ITMR Flexible Handpiece, catalog number IOPH-101

           o System accessories including, but not limited to, cables, monitors, goggles, ECG cables, foot switches, IMTR probe checkholders, and opto-coupler cables

                                    EXHIBIT B



                               COUNTRIES IN EUROPE

              Austria, Belgium, Bosnia and Herzegovina, Bulgaria, Croatia, Czech Republic, Denmark, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Luxembourg, Netherlands, Norway, Poland, Portugal, Romania, Russia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Ukraine, United Kingdom (including England, Wales, Scotland and Northern Ireland), and Yugoslavia